Filed Pursuant to Rule 424(b)(5)

Registration No. 333-267696

PROSPECTUS SUPPLEMENT

(To Prospectus dated September 30, 2022)

2,372,240 Shares of Common Stock

Pre-Funded Warrants to Purchase 1,477,892 Shares of Common Stock

1,477,892 Shares of Common Stock Underlying Such Pre-Funded Warrants

WORKSPORT LTD.

We are offering 2,372,240 shares of our common stock, par value $0.0001 per share, directly to certain institutional investors pursuant to this prospectus supplement and the accompanying prospectus. The offering price is $0.74 per share.

We are also offering 1,477,892 pre-funded warrants (the “Pre-Funded Warrants”) to certain purchasers whose purchase of common stock in this offering would otherwise result in the purchaser, together with its affiliates and certain related parties, beneficially owning more than 4.99% (or, at the election of the purchaser, 9.99%) of our outstanding common stock immediately following the consummation of this offering. Each Pre-Funded Warrant is exercisable for one share of our common stock. The purchase price of each Pre-Funded Warrant is equal to the price per share of common stock being sold to the public in this offering, minus $0.0001, and the exercise price of each Pre-Funded Warrant is $0.0001 per share. The Pre-Funded Warrants will be immediately exercisable and may be exercised at any time until all of the Pre-Funded Warrants are exercised in full.

In addition, we are offering 7,700,264 warrants (the “Warrants”) in a concurrent private placement, with each Warrant having the right to purchase one (1) share of common stock. The Warrants are exercisable from the period six (6) months from the closing date of this offering and will expire five and a half (5½) years from the issuance date. The Warrants have an exercise price of $0.74 per share. The Warrants and the shares of common stock issuable upon the exercise of the Warrants are not being registered under the Securities Act of 1933, as amended (the “Securities Act”), and are not being offered pursuant to this prospectus supplement and the accompanying prospectus and are being offered pursuant to an exemption from the registration requirements of the Securities Act provided in Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder.

The final public offering price of the shares of common stock and Pre-Funded Warrants was determined through negotiation between us and the investors based upon a number of factors, including our history and our prospects, the industry in which we operate, our past and present operating results, the previous experience of our executive officers and the general condition of the securities markets at the time of this offering.

The aggregate market value of our outstanding shares of common stock held by non-affiliates, or public float, was approximately $29,116,870, based on 21,568,173 outstanding shares of common stock as of March 14, 2024 (a date that is within 60 days of the date of this prospectus supplement), of which non-affiliates hold 19,030,634 shares, and based on the $1.53, the last sale price of our common stock the Nasdaq Capital Market on February 15, 2024, a date that is within 60 days of the date of this prospectus supplement. During the 12 calendar months prior to and including the date of this prospectus supplement, we have sold securities with an aggregate market value of $5,682,111 pursuant to General Instruction I.B.6 of Form S-3. One-third of our public float, calculated in accordance with General Instruction I.B.6 of Form S-3, is equal to approximately $4,023,512 after deducting the aggregate market value of securities sold pursuant to General Instruction I.B.6 of Form S-3. In no event will we sell securities registered on the registration statement of which this prospectus supplement forms a part in a public primary offering with a value exceeding more than one-third of our public float in any 12-month period so long as our public float remains below $75.0 million pursuant to General Instruction I.B.6 of Form S-3.

Steven Rossi, our founder and Chief Executive Officer, currently owns 100% of our outstanding Series A Preferred Stock, which entitles him to 51% of the voting power of our outstanding voting equity. As a result, we currently meet the definition of a “controlled company” under the corporate governance standards for Nasdaq listed companies and for so long as we remain a controlled company under this definition, we are eligible to utilize certain exemptions from the corporate governance requirements of The Nasdaq Stock Market LLC (“Nasdaq”).

Our common stock is listed on the Nasdaq Capital Market under the symbol “WKSP.” On March 15, 2024, the last reported sale price of our common stock on the Nasdaq Capital Market was $0.74. There is no established public trading market for the Pre-Funded Warrants, and we do not expect such markets to develop. In addition, we do not intend to apply for a listing of the Pre-Funded Warrants on any national securities exchange or other nationally recognized trading system. Without an active trading market, the liquidity of the Pre-Funded Warrants will be limited.

We intend to use the proceeds from this offering for general corporate purposes, including working capital. See “Use of Proceeds.”

You should read this prospectus and the additional information described under the heading “Where You Can Find More Information” carefully before investing in any of our securities.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page S-14 of this prospectus supplement for a discussion of information that should be considered in connection with an investment in our securities.

We are an “emerging growth company” as that term is used in the Jumpstart Our Business Startups Act of 2012, and we have elected to comply with certain reduced public company reporting requirements.

	Per Share	Per Pre-Funded Warrant	Total
Public offering price	$0.74	$0.7399	$2,848,950
Proceeds, before expenses, to us (1)	$0.74	$0.7399	$2,848,950

(1)	Before deducting offering expenses estimated to be approximately $260,000.

The date of this prospectus supplement is March 18, 2024.

TABLE OF CONTENTS

Prospectus Supplement

Prospectus

You should rely only on the information contained or incorporated by reference in this prospectus supplement or any prospectus supplement or amendment thereof. We have not authorized any other person to provide you with information that is different from, or adds to, information contained in this prospectus supplement or the accompanying prospectus. If anyone provides you with different or inconsistent information, you should not rely on it. We take responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. You should assume that the information contained in this prospectus supplement or the accompanying prospectus is accurate only as of their respective dates, regardless of the time of delivery thereof or any sale of our common stock. Our business, financial condition, results of operations, and prospects may have changed since that date. We are not making an offer of any securities in any jurisdiction in which such offer is unlawful.

No action is being taken in any jurisdiction outside the United States to permit a public offering of our securities or possession or distribution of this prospectus in that jurisdiction. Persons who come into possession of this prospectus in jurisdictions outside the United States are required to inform themselves about and observe any restrictions as to this public offering and the distribution of this prospectus applicable to that jurisdiction.

i

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying prospectus form part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”). This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference herein or therein. The second part, the accompanying prospectus, provides more general information. Generally, when we refer to this prospectus in this prospectus supplement, we are referring to both parts of this document combined. If the description of this offering varies between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement, which supersedes the information in the accompanying prospectus. This prospectus supplement contains information about the securities offered in this offering and may add, update or change information in the accompanying prospectus. Before you invest in any of the securities offered under this prospectus supplement, you should carefully read both this prospectus supplement and the accompanying prospectus together with the additional information described under the headings “Where You Can Find More Information” and “Information We Incorporate By Reference.”

We are offering to sell, and seeking offers to buy, securities only in jurisdictions where offers and sales are permitted. The distribution of this prospectus supplement and the accompanying prospectus and the offering of the shares of common in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement and the accompanying prospectus must inform themselves about, and observe any restrictions relating to, the offering of the shares of the securities and the distribution of this prospectus supplement and the accompanying prospectus outside the United States. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement and the accompanying prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

You should rely only on the information contained in or incorporated by reference into this prospectus supplement, the accompanying prospectus, the documents incorporated by reference into this prospectus supplement or the accompanying prospectus, and any free writing prospectus that we may authorize for use in connection with this offering. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it.

Throughout this prospectus supplement, unless otherwise designated or the context suggests otherwise,

●	generally, when we refer to this prospectus in this prospectus supplement, we are referring to both the prospectus supplement and the prospectus combined;

●	all references to the “Company,” “Worksport,” “we,” “our” and “us” or other similar terms mean Worksport Ltd. and our subsidiaries, Worksport Ontario, a Canadian corporation, Terravis Energy, Inc., a Colorado corporation, Worksport New York Operations Corporation, a New York corporation, and Worksport USA Operations Corporation, a Colorado corporation. unless we state otherwise or the context indicates otherwise;

●	“year” or “fiscal year” means the year ending December 31st; and

●	all dollar or $ references, when used in this prospectus, refer to United States dollars.

PROSPECTUS Supplement SUMMARY

This summary provides a brief overview of the key aspects of our business and our securities. The reader should read the entire prospectus carefully, especially the risks of investing in our common stock discussed under “Risk Factors.” Some of the statements contained in this prospectus, including statements under “Prospectus Supplement Summary” and “Risk Factors” as well as those noted in the documents incorporated herein by reference, are forward-looking statements and may involve a number of risks and uncertainties. Our actual results and future events may differ significantly based on a number of factors. The reader should not put undue reliance on the forward-looking statements in this document, which speak only as of the date on the cover of this prospectus.

S-1

Overview

Worksport Ltd., through its subsidiaries, designs, develops, manufactures, and owns the intellectual property (“IP”) on a portfolio of tonneau cover, solar integration, portable power station, and NP (non-parasitic), hydrogen-based green energy products and solutions for the automotive aftermarket accessories, power storage, residential heating, and electric vehicle charging industries. We seek to provide consumers with next-generation automotive aftermarket accessories while capitalizing on growing consumer interest in clean energy solutions and power grid independence.

Corporate History

The Company was incorporated in the State of Nevada on April 2, 2003 under the name Franchise Holdings International, Inc. (“FNHI”). On December 16, 2014, FNHI acquired 100% of the outstanding equity of Worksport Ltd., a corporation formed in the Province of Ontario on December 13, 2011, formerly known as Truxmart Ltd. (“Worksport Ontario”), pursuant to which Worksport Ontario became a wholly-owned subsidiary of FNHI. In May 2020, FNHI changed its name from “Franchise Holding International Inc.” to “Worksport Ltd.”

On May 21, 2021, the Board of Directors (“Board”) authorized the submission of a Certificate of Change/Amendment to the Nevada Secretary of State in which the Company sought to affect a reverse split of its common stock at the rate of 1-for-20 for the purpose of increasing the per share price for the Company’s stock in an effort to meet the minimum listing requirements of the Nasdaq. The Certificate of Change was submitted to the Nevada Secretary of State on May 21, 2021, and the Financial Industry Regulatory Authority (“FINRA”) corporate action was announced on August 3, 2021. On August 4, 2023, the Company effected a 1-for-20 (1:20) reverse stock split of its issued and outstanding shares of common stock.

The Company owns the following subsidiaries: (i) Worksport Ontario, a Canadian corporation; (ii) Terravis Energy, Inc. (“Terravis”), a Colorado corporation, of which Steven Rossi has 51% voting power; (iii) Worksport USA Operations Corporation, a Colorado corporation; and (iv) Worksport New York Operations Corporation, a New York corporation.

Public Offering

On August 6, 2021, we consummated an underwritten public offering (the “Public Offering”) of an aggregate of 3,272,727 units pursuant to a registration statement on Form S-1, as amended (File No. 333-256142) and a registration statement on Form S-1 filed pursuant to Rule 462(b) of the Securities Act of 1933, as amended (File No: 333-258429). The Public Offering price was $5.50 per unit, and each unit consisted of one share of common stock and one warrant (“Public Warrant”) to purchase one share of common stock for $6.05 per share (110% of the unit offering price) from the date of issuance until the third anniversary of the issuance date. We received gross proceeds of approximately $18.0 million from the Public Offering, and after deducting the underwriting commissions, discounts, and offering expenses payable by us, we received net proceeds of approximately $16.1 million. We used the net proceeds for working capital, research & development, marketing, and equipment.

Nasdaq Uplisting

In connection with the Public Offering, our common stock and Public Warrant commenced trading on the Nasdaq Capital Market under the symbols “WKSP” and “WKSPW,” respectively, on August 4, 2021. Prior to the uplisting, our common stock was quoted on the OTCQB Marketplace under the symbol “WKSP.”

Business Developments

The following highlights recent material developments in our business:

●	On February 23, 2024, we announced a new arrangement with Dix Performance North, Canada’s leading wholesaler of aftermarket car and truck products, for Dix would include our tonneau covers in their catalog. This strategic alliance is expected to make Worksport’s range of covers widely available throughout Canada, accelerate our growth, and contribute to significant sales and revenue increases.

S-2

●	On February 7, 2024, we announced a collaboration with Infineon Technologies AG (FSE: IFX / OTCQX: IFNNY) pursuant to which we will use Infineon’s GaN power semiconductors GS-065-060-5-B-A in the converters for our portable power stations to increase efficiency and power density.

●	On October 31, 2023, we consummated a registered direct offering, an aggregate of (i) 1,925,000 shares of common stock; and (ii) 1,575,000 pre-funded warrants to purchase up to 1,575,000 shares of common stock for a combined offering price of $1.3399. We received net proceeds of approximately $4,200,000 from the offering, after deducting placement agent fees and expenses payable by the Company.

●	On January 3, 2024, we announced our strategic arrangement with NeuronicWorks Inc., a Toronto-based high-tech custom electronic product development and manufacturing company, to manufacture and assemble our COR battery system in preparation for the system’s anticipated Alpha release.

●	On September 19, 2023, we announced that we had secured a long-term supply agreement with an established, leading automotive aftermarket reseller in the United States.

●	In August 2023, we announced the successful dispatch of our first shipment of hard-folding tonneau covers, which are made in the U.S. with domestic and imported components. This major development follows our initiating manufacturing earlier that month and aligns with recent sizable orders, notably a $700,000 order for soft-folding covers and a staggering $1,600,000 order for hard-folding covers, both from a national U.S. customer and reseller of automotive aftermarket accessories.

●	In September 2023, we announced that we had found a top-tier solar panel provider for our highly anticipated SOLIS Solar Tonneau Cover. We believe that this provider, renowned for its state-of-the-art solar panels and underlying technology, will help us set a new standard in renewable energy tech for vehicles and provide the most durable and highest quality flexible solar panels.

●	In September 2023, we announced significant strides in the development of our groundbreaking COR battery system, designed to complement the launch of the SOLIS solar cover. This cutting-edge duo is poised to empower remote power supply and extend the driving range of electric pickup trucks, thereby underscoring our commitment to sustainability and innovation as a cleantech company.

●	In September 2023, we announced that we had secured a long-term supply agreement with an established, leading automotive aftermarket reseller in the U.S. Under this agreement, we are on track to earn an estimated $16,000,000 in annual sales of our advanced hard-folding and soft-folding covers from this single customer.

Products

We have developed a series of soft and hard folding tonneau covers and energy products.

Soft Tonneau Covers

Our soft tonneau cover offering consists of vinyl-wrapped tri- and quad-fold tonneau covers manufactured overseas in Meizhou, China. Enhanced versions of our vinyl tri-fold soft tonneau covers are now available for purchase and marketed under a “PRO” designation; our quad-fold soft tonneau covers will soon have an upgraded “PRO” version available as well. These upgraded versions include our patented quick latch system, which allows the operator to open the cover by simply pulling a release cable–enabling single-sided operation. Each soft cover is fitted with a powder-coated, lightweight aluminum frame and rear cam latches as well as ultra-violet (UV) protected, vinyl tri-layer material that seals around the truck bed with a rubber gasket designed to protect cargo from moisture and debris.

Tri-fold soft covers are a lower cost option when compared to quad-fold tonneau covers. Compared with Worksport tri-fold soft tonneau covers, Worksport quad-fold covers have the additional benefit of enabling full truck bed access by being foldable upwards toward the truck’s rear window. As the market’s first quad-folding vinyl-wrapped cover that will provide full truck bed access utilizing Worksport’s Intellectual Property, Worksport’s soft quad-fold covers are compact when folded parallel to the back window of the truck while avoiding obstruction of the rear brake light on most truck models.

S-3

Our soft tonneau cover line includes the following:

●	Developed

○	The Worksport SC3–soft tri-fold introduced in 2011, first Worksport Ltd. product;

○	The Worksport SC3 PRO–soft tri-fold with Smart Latch system introduced in 2012;

○	The Worksport SC4–soft quad-fold introduced in 2022; and

○	The Worksport SC4 PRO–soft quad-fold with Smart Latch system introduced in 2023.

●	In Development

○	The Worksport SCX–a soft tri-fold with extendable frame.

Hard Tonneau Covers

Our hard line of tonneau covers includes tri- and quad-fold, aluminum flush-mounted, and top-mounted folding tonneau covers. Our entire line of hard folding tonneau covers will be manufactured in the USA. Our hardcover panels are designed with formed aluminum, ultra-strong high-temperature alloy panels with a durable black surface. These panels will have significant dent resistance over many other tonneau covers as they use thicker aluminum on the exterior surface as opposed to the sandwich style of most covers today. Designed to auto index (center) in the truck bed and be only 7.5mm above the truck bed, it is a low profile, sleek look that is easy to install. Our hardcovers will be offered with the XCX rail upgrade, allowing future accessories such as expandable cargo division and storage solutions. Similar to the softcover line, our hardcover line products will each be available in upgraded versions utilizing our quick latch system, enabling single-sided operation.

Our hard tonneau cover line, all of which is in development, includes:

●	The Worksport TC3–top-mounted hard tri-fold;

●	The Worksport TC3 PRO–top-mounted hard tri-fold with Smart Latch system;

●	The Worksport AL3–flush-mounted hard tri-fold;

●	The Worksport AL4–flush-mounted hard quad-fold; and

●	The Worksport AL4 PRO–flush-mounted hard quad-fold with Smart Latch system.

Energy Products

We are researching and developing various energy-based products, two of which can be sold together as a kit: the Worksport SOLIS tonneau cover (“SOLIS”) and the Worksport COR energy storage system (“COR”). This kit will be available for both end consumers and Original Vehicle Manufactures alike. This kit integrates a tonneau cover, solar energy capture, and portable energy storage technologies to convert pickup trucks to mobile microgrid power stations–allowing Worksport to compete within niche markets in each the automotive aftermarket accessory, solar energy, and portable power station markets.

S-4

Worksport SOLIS

The SOLIS, a tonneau cover with integrated solar panels, is a unique, folding tonneau cover design founded on our top-mounted tough cover design but with the addition of cutting-edge, monocrystalline, semi-flexible solar panels and a wiring system. These solar panels are mechanically secured to aluminum alloy panels and use specialized adhesives, ensuring the covers are extremely strong, durable, and secure. The SOLIS cover is intended to be sold as an original equipment manufacturer product, as it can be integrated into the design of leading electric pickup trucks; consequently, we have and will continue forging relationships with electric pickup truck manufacturers, including but not limited to Workhorse, Atlis, Bollinger, and Hercules as well as Toyota, Stellantis, General Motors, Ford, Nissan, and Rivian.

The solar panels we plan to integrate into the SOLIS cover can generate 170-180 watts per square meter. For example, as tested outdoors, the SOLIS cover can generate approximately 460 watts of power on a RAM 6’5” truck bed. When integrated into the design of an electric pickup truck, this power generation can be converted to additional vehicle mileage. The specific added mileage is dependent on many factors, including but not limited to the region of the world where the vehicle is driven, weather conditions, season, temperature, hours of sunlight per day, and average irradiance. For example, assuming a solar power density of 170 W/m2, battery capacity of 98 kWh, mileage range of 300 miles, average hours of sun per day of 6 hours, average irradiance per day of 700 W/m2, and surface area of 2.7 m2, the SOLIS cover is estimated to provide 5.6 additional miles of range to an electric pickup truck per day.

Worksport COR

The COR or COR ESS (energy storage system) is a modular, portable power station uniquely designed to mount to the inside of a pickup truck bed and enable battery swapping without an immediate drop in power output. The COR built-in inverter with an output voltage of 120V AC (frequency of 60Hz) is capable of powering loads up to 3000W. Combined with its modular 48V batteries, it can store up to 6kWh of energy on the go. Each additional modular battery adds 1.5kWh of energy storage. The COR main battery, a lithium battery, boasts a capacity of 1534Wh while its Hot Swap Lithium Iron Phosphate (Li-LFP) battery has a capacity of around 200Wh. The system allows Bluetooth connection for monitoring and controlling the COR system and its external batteries.

Not only does the COR system allow users to swap a depleted battery for a fully charged one, but it does so without a drop in power output for up to 15 seconds with a load of 3000W. This unique feature allows the COR system to be used in a variety of applications, including but not limited to sporting and outdoor activities, disaster relief and general emergencies, and vocational activities ranging from contractor to drone operator. While the COR system is designed to complement the SOLIS tonneau cover nicely, it will be purchasable as a standalone product–allowing consumers to utilize stored energy, whether captured via grid or grid-independent energy sources, anywhere. As Worksport’s first step into the energy storage market, the COR system is Worksport’s pioneer product within its future COR platform.

Manufacturing

As of June 30, 2023, all Worksport soft-folding tonneau covers were manufactured in a facility located in Meizhou, China, according to Worksport’s specifications, schematics, and blueprints. We believe production at the factory can be increased within 30 days to facilitate volumes up to ten times the current output without any adverse effects on quality or craftsmanship.

We have purchased many production tools, including injection molds, die-cast molds, extrusion dies, and stamping dies–many of which reside among foreign suppliers currently utilizing said tooling to produce needed components for manufacturing or assembly within the USA. We are concurrently diversifying this list of raw material suppliers who can use our production tools to continue producing our tonneau cover components should trading with any particular or preferred raw material supplier become more expensive or difficult.

In May 2022, we purchased a 152,847 square-foot production facility for domestic production, storage, and distribution in West Seneca, New York. We have received the majority of all manufacturing equipment deemed necessary to begin production, and we are in the process of installing and testing those machines and training personnel to use them. Management believes that having manufacturing capability in North America will increase quality control and production efficiency, as well as lower landed costs and geopolitical risks.

S-5

Our Plant-Readiness Team began initial, basic manufacturing and assembly at our USA-based production facility, improving our process on an ongoing basis.

Intellectual Property

We currently hold a broad collection of intellectual property rights relating to certain aspects of our parts, accessories, and services. This includes patents, trademarks, copyrights, and trade secrets. Although we believe the ownership of such intellectual property rights is an important factor in our business and that our success depends in part on such ownership, we rely primarily on our personnel’s innovative skills, technical competence, and marketing abilities.

Patents

As of October 31, 2023, our patent portfolio consists of ten issued U.S. utility patents, three issued Canadian utility patents, and thirty-four (34) pending utility patent applications in various jurisdictions worldwide. Our portfolio includes seven (7) design registrations in Europe and China, along with forty-five (45) pending design applications in various jurisdictions worldwide. We are also in the process of preparing and filing several other utility and design patent applications across relevant countries and jurisdictions.

Granted U.S. utility patents will expire between 2032 and 2036, excluding any patent term adjustment that might be available following the grant of the patent. If issued, pending utility patent applications would expire 20 years from the filing date of each application, excluding the filing date of any provisional applications and excluding any patent term adjustment that might be available following the grant of the patent.

Trademarks

As of March 18, 2024, we have 31 trademark registrations and 23 pending trademark applications in various jurisdictions worldwide.

The Market

We primarily compete in the Automotive Aftermarket Accessories and New Energy industries with a focus on the Tonneau Cover and the Portable Power Station Markets.

Tonneau Cover Market

There are various forms of tonneau covers, each with its advantages and disadvantages, available for consumption through direct-to-consumer and retailer and dealer sales channels. Some forms of tonneau covers include but are not limited to:

●	Solid One Piece Caps and Lids;

●	Retractable Covers;

●	Soft Folding & Roll-Up Covers; and

●	Hard Folding & Standing Covers.

Solid one-piece and retractable covers tend to have limited functionality and be priced higher when compared to other types of tonneau covers. Soft and hard folding/rolling tonneau covers, in contrast, tend to be priced more competitively and, as such, are a popular choice among tonneau cover consumers. Given these factors and our belief that we can develop less cumbersome, high-functioning, and low-cost soft and hard folding covers, we focus primarily on developing soft and hard folding covers.

S-6

Our tonneau cover revenue stream is largely proportional to sales of pickup trucks. Currently, there are 284.9 million vehicles in operation in the U.S.1, 21%, or 59.5 million, of which are pickup trucks.2 However, due to supply chain shortages, rising interest rates, high prices, and slowing sales, it may take until 2025 for new vehicle sales to return to pre-pandemic levels.1 While new vehicle sales have decreased, we are well-positioned to capitalize on new vehicle sales; we offer tonneau covers for each of the ten most popular makes/models by projected 2022-2029 sales (including, for example, the Ford F-Series, RAM Pickups, and Chevrolet Silverado), as well as the top 10 most accessorized pickup truck makes/models projected in 2022-2029.2 Within the USA market, pickup truck market revenue is expected to show a compound annual growth rate of 1.7% in 2023-2027.3 Within this market, pickup trucks are most popular within the southern region of the United States2, and the two largest state markets for pickup trucks are by far Texas and California.2 Globally, pickup truck market revenue is expected to show a compound annual growth rate of 1.58% in 2024-2028.4

Electric pickup trucks are projected to gain a larger portion of the pickup truck market share each year through 20351, as this submarket is estimated to have a compound annual growth rate of 31.3% between 2023 and 2032.5 However, a large headwind acting against this trend is that pickup trucks tend to be more popular in areas with less-developed charging infrastructure2–a headwind that the SOLIS cover directly addresses and positions us favorably for possible partnerships and deals with electric pickup truck manufacturers.

The specialty equipment aftermarket provides more specific insight into how often and for what reasons vehicle owners or renters are purchasing accessories for their vehicles. Despite crossover utility vehicles being the most common vehicle type on the road in the U.S.1, pickup trucks are the largest market by sales within the USA for specialty equipment–constituting 31% of this market2, which translated to $16 billion in sales during 2021.2 This market is expected to grow from $50.9 billion in 2021 to $58.66 billion by 2025.6 Within this pickup truck accessory market, 34% of accessories are truck bed & utility modifications2, which is the submarket in which we operate. Truck bed covers are among the top product categories for aftermarket accessory purchases in 20212, and the size of the tonneau cover market within the USA was valued at $3 billion as of 2021.7

As discretionary consumer goods, the specialty automotive part market is subject to consumer spending trends. Per capita disposable income fell 7.8% during 2022 as government stimulus ended; however, it is expected to increase slowly during 2023.8 Further, while the Federal Reserve has projected unemployment rates to increase in 2023 and subsequent years9, recent unemployment rates are the lowest they have been in recent decades10. Together, these factors suggest that consumer disposable income and unemployment will need to be carefully monitored in order to forecast the automotive aftermarket accessories’ market potential year-to-year accurately.

Consumers purchase automotive aftermarket accessories, as well as tonneau covers, specifically, for various reasons. According to recent reports, 97%, 92%, 80%, and 62% of pickup truck owners use their trucks for utility/work, travel/vacation, outdoor recreation, and off-road uses, respectively.2 Of those pickup truck owners who have purchased accessories for their trucks, 93%, 86%, 68%, and 43% of them use their pickup trucks for day trips, carrying tools/gear, light off-roading, and car camping, respectively.2 Pickup truck owners who use their vehicles for outdoor recreation, work, or off-roading are much more likely to purchase accessories when compared to those who use their vehicles for other purposes.2 Worksport’s tonneau covers largely benefit truck owners using their vehicles for any of these aforementioned purposes, and the SOLIS cover provides additional utility for those utilizing their trucks for utility/work, outdoor recreation, and car camping, in particular.

Sales of truck bed covers occur across several channels, including but not limited to part manufacturers, specialty retailers, and online retailers. For physical location sales, the most popular sales channels for truck bed covers include Specialty Retailers/Installers and New Vehicle Dealerships, constituting 17% and 11% of in-store sales, respectively.6 For online sales, the most popular sales channels for truck bed covers include Online Only General Retailer, Specialty Retailers/Installers, and Parts Manufacturers, constituting 23%, 19%, and 8% of online sales, respectively.6 In the Fall of 2022, it was reported that roughly 59% of retailer specialty equipment sales were sold through in-store/physical channels while the other 41% were sold through online channels.11 It was further reported that roughly 50% of manufacturer specialty equipment sales were sold through in-store/physical channels while the other 50% were sold through online channels.11 Worksport aims to list its products on each of these highly popular in-person and online sales channels in order to maximize sales volumes.

S-7

1.	SEMA. 2023 Future Trends Report. Retrieved from www.sema.org
2.	SEMA. Pickup Accessorization Report. Retrieved from www.sema.org
3.	https://www.statista.com/outlook/mmo/passenger-cars/pickup-trucks/united-states
4.	https://www.statista.com/outlook/mmo/passenger-cars/pickup-trucks/worldwide
5.	https://www.globenewswire.com/en/news-release/2023/03/09/2623657/0/en/Electric-Truck-Market-Worth-Over-USD-11-08-Billion-by-2032-At-CAGR-31-3.html
6.	SEMA. 2022 Market Report. Retrieved from www.sema.org
7.	Arizton. U.S. Tonneau Covers Market - Industry Outlook & Forecast 2022-2027. Retrieved from https://www.arizton.com/market-reports/us-tonneau-covers-market
8.

IBIS World. Per Capita Disposable Income. Retrieved from

https://www.ibisworld.com/us/bed/per-capita-disposable-income/33/#: :text=Following%20the%20ending%20of%20government,when%20it%20may%20potentially%20hit.

9.	Federal Reserve Board. Summary of Economic Projections. Retrieved from https://www.federalreserve.gov/monetarypolicy/files/fomcprojtabl20221214.pdf.
10.	Bureau of Labor Statistics. The Employment Situation–January 2023. Retrieved from https://www.bls.gov/news.release/pdf/empsit.pdf
11.	SEMA. State of the Industry Report 2022 Fall. Retrieved from www.sema.org

Portable Power Station Market

Compared to the Tonneau Cover market, the Portable Power Station Market is much younger and more globalized. Consumers have long used gas and diesel generators to generate electricity when they could not rely on the grid, whether it be for grid damages or the lack of a grid in remote areas. Unlike such generators, portable power stations do not generate electricity, but can also be used to provide electricity during grid unreliability. These portable power stations are often charged by the grid via home outlets or independent of the grid via consumers’ vehicles or solar panels.

The Portable Power Station Market is large and growing. At a compound annual growth rate of 3.9% between 2022 and 20311, the global Portable Power Station Market size was valued at $4.0 billion in 2021.1 Within this global market, the largest regional market is the North American market.2 The highest compound annual growth rates in this regional market are expected to be those power stations utilizing lithium-ion batteries for off-grid power applications2, which matches the COR system’s battery type as well as intended usage.

When paired with the SOLIS cover, the COR energy storage system will be a market outlier in that it can be charged safely while mobile, whereas competing portable power stations are intended to be stationary during charging.

1.	Allied Market Research. Portable Power Station Market. Retrieved from https://www.alliedmarketresearch.com/portable-power-station-market-A11700
2.	Markets And Markets. Portable Power Station Market. Retrieved from https://www.marketsandmarkets.com/Market-Reports/portable-power-station-market-23592113.html

Distribution

We distribute our tonneau covers in Canada and the United States through an expanding network of wholesalers, private labels, distributors, and online retail channels, including eBay, Amazon, Walmart, and our own ecommerce platform hosted on Shopify. Distribution via each aforementioned channel is expected to increase during the remainder of 2023 and into 2024. We have pursued and will continue to pursue relationships with original equipment manufacturers with the intention of distributing through them as well.

The specialty equipment aftermarket consists of three major types of customers: master warehouse distributors and big box stores, dealers and wholesalers, and retail end consumers. Master warehouse distributors and big box stores stock and distribute products to their customers, which are usually local dealers and wholesalers. Dealers and wholesalers are local stores that sell products to some businesses and retail consumers in their area and online. Dealers purchase most of their products from local distributors, who deliver them regularly. Retail end consumers are the end users of the products.

S-8

Competition

Tonneau Cover Competitors

The Tonneau Cover market is relatively consolidated with one industry leader, Real Truck (formerly Truck Hero), having the largest market share. Real Truck has acquired upwards of 16 independent tonneau cover brands in North America, allowing it to concurrently target many different niche markets but also potentially cannibalizing its own sales. We compete directly with Real Truck. Other competitors include Truck Accessories Group (Primarily Leer), Agri-Cover (Primarily Access), Truck Covers USA, and Paragon.

We believe that being independent, innovative, operationally lean, and competitively priced will enable us to acquire a larger portion of the existing market share. In order to execute this, we intend to have a small and effective sales team to forge strong business-to-business relationships while turning inventory regularly through direct-to-consumer sales supported by a strong customer support team. Selling above MAP (Minimum Advertised Price) and enforcing this policy will allow business customers to sell without competing with us and, in return, support the growth of the distribution base. Our innovative covers are designed to serve purposes that no other tonneau cover is currently capable of, some specifically geared toward improving margins for distributors. Further, the SOLIS cover’s inclusion of solar panels may be particularly attractive to electric pickup truck original equipment manufacturers, paving the path toward an original equipment manufacturer relationship that may be lucrative beyond standard tonneau cover partnerships.

Portable Power Station Competitors

The portable power station market is global and highly fragmented and includes many competitors from across the world, including but not limited to Alpha ESS Co., Ltd., Anker Technology, Bluetti, Chilwee Group Co., Ltd, Duracell, GES Group Limited Company, Jackery Inc., Lion Energy, Milwaukee Tool, and Mitsubishi Corporation. Some of these competitors offer a line of portable power stations, each with different power capacities, sizes, and price points. Others specialize in a few or even one portable power station to target a specific or niche submarket.

We intend to be competitive by focusing on our portable power station’s biggest strengths—primarily its modularity and Hot Swap battery. Modularity allows consumers to determine the ideal stored energy capacity and price point they are seeking and to upgrade their COR system over time based on their evolving needs.

Supply of Components

Production of our soft and hard cover product lines requires components including but not limited to injection molded plastics, rubber hinges, rubber seals, foam corners, aluminum blanks, aluminum extrusions, and metal brackets. We believe we can source materials needed for soft and hard tonneau cover production from other suppliers without major delay should any preferred supplier no longer be suitable.

For our domestically assembled products, we have developed an extensive network of suppliers based in a diverse range of countries, including but not limited to the USA, China, Romania, Spain, Turkey, and Canada. We are further diversifying our supply chain of tonneau cover components by developing relationships with suppliers based in countries, including, but not limited to, Malaysia, Hungary, Czech Republic, Estonia, Latvia, Slovakia, Bulgaria, Vietnam, Thailand, Poland, Finland, Italy, and Lithuania. For our COR and SOLIS components, we are establishing relationships with suppliers based in countries, including, but not limited to, China, Germany, Romania, Turkey, Philippines, and India. We actively seek to lower reliance on any country deemed a potential geopolitical supply chain risk.

Research and Development

We invest in research and development activities on an ongoing basis. We are actively acquiring new engineering and design assets, both in-house and third-party. Our industrial engineers are based in Canada and the United States, and they have developed and are further developing unique tonneau cover designs with enhanced user experience, cost-effective and sustainable materials, and automatable manufacturing potential. Our electrical engineers are based in Canada and work heavily on sourcing solar panels with features suitable for the Company’s SOLIS cover, as determined through deep product research and testing. Concurrently, the electrical engineering department is researching and developing more size- and cost-effective methods of portable energy storage to offer the market a competitive portable energy storage system with distinguishable and unique product features.

S-9

Our subsidiary, Terravis Energy, researches green energy solutions for home and community power as well as Electric Vehicle DC charging and heat-pump technology.

Governmental Programs, Incentives and Regulations

Globally, both the operation of our business and the ownership of our products by our customers are impacted by various government programs, incentives, and other arrangements. Our business and products are also subject to numerous governmental regulations that vary among jurisdictions.

Programs and Incentives

We have applied for and been granted tax, mortgage, wage, and energy cost relief in New York and wage cost relief in Ontario. Several agencies, including the Erie County Industrial Development Agency, Empire State Development, NY Power Authority, and The Canada Revenue Agency provide these programs. Each of these incentive programs includes its own set of guidelines and requirements, including but not limited to timely eligibility reporting, environmental regulation compliance, and headcount projection realization–each of which we have agreed to and must abide by to continue realizing said incentives.

We continue to seek additional incentives and grants in order to lower our operational costs as well as commit less capital to new product initiatives.

Regulations

Our COR portable power station is subject to various U.S. and international regulations that govern the transport of “dangerous goods,” which are defined to include lithium-ion batteries, which may present a risk in transportation. We plan to conduct testing to demonstrate our compliance with such regulations.

We use lithium-ion cells in our energy storage products. The use, storage, and disposal of our battery packs are regulated under existing laws and subject to ongoing regulatory changes that may add additional requirements in the future.

Environmental Compliance

We are committed to high environmental standards and carry out our activities and operations in compliance with all relevant and applicable environmental regulations and best industry practices. Costs of environmental regulatory compliance are not expected to be significant.

Human Capital

As of March 18, 2024, we had 70 employees, including 18 full-time employees in Canada and 45 full-time and seven temporary employees in the United States. We intend to hire additional employees as operations grow, particularly within our West Seneca, NY manufacturing facility. We rely on a few independent contractors for additional labor and are very selective in our use of consultants.

Practices and Policies

We are an equal-opportunity employer committed to inclusion and diversity and to providing a workplace free of harassment or discrimination.

Compensation and Benefits

We believe that compensation should be competitive and equitable, and should enable employees to share in our success. We recognize our people are most likely to thrive when they have the resources to meet their needs and the time and support to succeed in their professional and personal lives. In support of this, we offer a variety of benefits for employees and invest in tools and resources that are designed to support employees’ growth and development.

S-10

Inclusion and Diversity

We remain committed to our vision to build and sustain a more inclusive workforce that is representative of the communities we serve. We continue to work to increase diverse representation, foster an inclusive culture, and support equitable pay and access to opportunity for all employees.

Engagement

We believe that open and honest communication among team members, managers, and leaders helps create an open, collaborative work environment, where everyone can contribute, grow and succeed. Team members are encouraged to ask their managers questions, feedback or concerns.

Health and Safety

We are committed to protecting our team members everywhere we operate and, as such, support employees with general safety training. We have also taken additional health and safety measures during the COVID-19 pandemic.

Available Information

Our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and amendments to reports filed pursuant to Sections 13(a) and 15(d) of the Exchange Act, are filed with the SEC. Such reports and other information filed by us with the SEC are available free of charge at investors.worksport.com/stock-information when such reports are available on the SEC’s website. We periodically provide certain information for investors on our corporate website, worksport.com, and our investor relations website, investors.worksport.com. This includes press releases and other information about financial performance, environmental, social, and governance matters, and details related to our annual stockholders meetings. The information contained on the websites referenced in this prospectus supplement is not incorporated by reference into this filing. Further, our references to website URLs are intended to be inactive textual references only.

Controlled Company

Steven Rossi, our founder and Chief Executive Officer, currently owns 100% of our outstanding Series A Preferred Stock votes together with the outstanding common stock, except where prohibited by law, and entitles him to 51% of the voting power of our outstanding voting equity.

As long as Mr. Rossi owns a majority of the voting power of our Company, we will be a “controlled company” as defined under the Nasdaq rules.

For so long as we are a controlled company under that definition, we are permitted to rely on certain exemptions from corporate governance rules, including:

●	an exemption from the rule that a majority of our Board must be independent directors;
●	an exemption from the rule that the compensation of our chief executive officer must be determined or recommended solely by independent directors; and

●	an exemption from the rule that our director nominees must be selected or recommended solely by independent directors.

Although we do not intend to rely on the “controlled company” exemption under Nasdaq listing rules, we could elect to do so in the future. If we do so, a majority of the members of our Board might not be independent directors, and our nominating, corporate governance, and compensation committees might not consist entirely of independent directors.

As a result, you will not have the same protection afforded to stockholders of companies that are subject to these corporate governance requirements.

Executive Offices

Our principal corporate office is at 2500 N America Dr. West Seneca, NY 14224.

Our main telephone number is (888) 554-8789, and our main website is www.worksport.com. The contents of our website are not incorporated by reference into this prospectus supplement.

S-11

SUMMARY OF THE OFFERING

Common stock offered by us:	2,372,240 shares of common stock for $0.74 per share.

Common stock to be outstanding after the offering:(1)(2)	23,941,756 shares of common stock (25,419,648 shares of common stock, assuming all of the Pre-Funded Warrants offered in this offering are exercised).
Pre-Funded Warrants:	We are also offering 1,477,892 Pre-Funded Warrants to certain purchasers whose purchase of common stock in this offering would otherwise result in the purchaser, together with its affiliates and certain related parties, beneficially owning more than 4.99% (or, at the election of the purchaser, 9.99%) of our outstanding common stock immediately following the consummation of this offering. Each Pre-Funded Warrant is exercisable for one share of our common stock. The purchase price of each Pre-Funded Warrant is $0.7399, and the exercise price of each Pre-Funded Warrant is $0.0001 per share. The Pre-Funded Warrants will be immediately exercisable and may be exercised at any time until all of the Pre-Funded Warrants are exercised in full.

Use of Proceeds:	We estimate the net proceeds to us from this offering will be approximately $2.59 million, after deducting estimated offering expenses payable by us in connection with this offering. We intend to use the net proceeds from this offering for working capital and general corporate purposes. See the section of this prospectus supplement titled “Use of Proceeds,” beginning on page S-18.

Listing:	Our common stock is listed on the Nasdaq Capital Market. There is no established public trading market for the Pre-Funded Warrants, and we do not expect such markets to develop. We do not intend to apply for a listing of the Pre-Funded Warrants on any national securities exchange or other nationally recognized trading system.

Risk Factors:	You should carefully consider the information set forth in this prospectus supplement and, in particular, the specific factors set forth in the “Risk Factors” section beginning on page S-14 of this prospectus supplement before deciding whether or not to invest in shares of our common stock.

Transfer Agent:	Vstock Transfer, LLC

(1)	The number of shares of common stock to be outstanding after this offering is based on 21,569,516 shares of common stock outstanding as of March 18, 2024, and excludes:

●	455,000 shares of our common stock issuable pursuant to options granted pursuant to the Worksport Ltd. 2015 Equity Incentive Plan (the “2015 Plan”) with a weighted exercise of $2.54 per share, of which a total of 425,000 option shares have vested;

●	190,000 shares of our common stock issuable pursuant to options granted pursuant to the Worksport Ltd. 2021 Equity Incentive Plan (the “2021 Plan”) with a weighted exercise of $4.56 per share, of which a total of 167,500 have vested;

●	975,556 shares of our common stock issuable pursuant to options granted pursuant to the Worksport Ltd. 2022 Equity Incentive Plan (the “2022 Plan”) with a weighted exercise of $2.19 per share, of which a total of 198,125 option shares have vested;

●	300,000 shares of common stock underlying PSUs, of which 75,000 PSUs have vested;

S-12

●	518,018 shares of common stock underlying RSUs;

●	3,500,000 of our common stock issuable pursuant to options granted with a weighted exercise of $1.75 per share, of which a total of 400,000 option shares have vested;

●	600,000 shares of our common stock issuable upon the exercise of warrants issued with an exercise price of $4.00;

●	62,500 shares of our common stock issuable upon the exercise of warrants issued with an exercise price of $3.40;

●	3,577,424 shares of common stock issuable upon the exercise of warrants issued with an exercise price of $4.00 per share;

●	7,000,000 shares of our common stock issuable upon the exercise of warrants issued in a registered direct offering on October 31, 2023, with an exercise price of $1.34 per share; and

●	7,700,264 shares of our common stock issuable pursuant to the exercise of the Warrants issued in the concurrent private placement with an exercise price of $0.74 per share.

(2)	Unless otherwise indicated, this prospectus supplement reflects and assumes no exercise of the options and warrants described above.

S-13

RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully consider the risks listed below and other information included and incorporated by reference in this prospectus supplement and accompanying prospectus. There may also be risks that we are currently unaware of or that we currently regard as immaterial based on the information that later proves to be material. If any of these risks occur, our business, operating results, and financial condition could be seriously harmed, the trading price of our common stock could decline, and you could lose some or all of your investment.

Risks Related to Our Business

We will require additional capital to achieve commercial success and, if necessary, to finance future losses from operations as we endeavor to build revenue, but we do not have any commitments to obtain such capital, and we cannot assure you that we will be able to obtain adequate capital as and when required.

We may not be able to generate any profit in the foreseeable future. For the year ended December 31, 2022, we had a net loss of $12,773,715, compared to a net loss of $7,561,731 for the year ended December 31, 2021. For the nine months ended September 30, 2023, we recorded a net loss of $11,270,023, compared to a net loss of $11,270,023 for the nine months ended September 30, 2022. In their audit report for the fiscal year ended December 31, 2022, our auditors have expressed their consent as to our ability to continue as a going concern. There is no assurance that we will realize profits in fiscal 2023 or thereafter. If we fail to generate profits from our operations, we will not be able to sustain our business. We may never report profitable operations or generate sufficient revenue to maintain our Company as a going concern. We continue to control our cash expenses as a percentage of expected revenue on an annual basis and thus may use our cash balances in the short term to invest in revenue growth; however, we cannot give assurance that we can increase our cash balances or limit our cash consumption and thus maintain sufficient cash balances for our planned operations. Future business demands may lead to cash utilization at levels greater than recently experienced. We may need to raise additional capital in the future. However, we cannot make any assurances that we will be able to raise additional capital on acceptable terms, or at all. Our inability to generate profits could have an adverse effect on our financial condition, results of operations, and cash flows.

Geopolitical tensions and conflicts in the Middle East, specifically the Israel-Hamas war, may lead to global economic instability and adversely affect supply chains, which may adversely impact our operations, financial conditions and business prospects.

While we do not have any direct operations or significant sales in the Middle East, geopolitical tensions and ongoing conflicts in the region, particularly between Israel and Hamas, may lead to global economic instability and fluctuating energy prices that could materially affect our business. It is not possible to predict the broader consequences of the Israel-Hamas war, including related geopolitical tensions and the measures and actions taken by other countries in respect thereof, which could materially adversely affect global trade, currency exchange rates, regional economies, and the global economy. While it is difficult to predict the impact of any of the foregoing, the Israel-Hamas war may increase our costs, disrupt our supply chain, reduce our sales and earnings, impair our ability to raise additional capital when needed on acceptable terms, if at all, or otherwise adversely affect our business, financial condition and results of operations.

Risks Related to this Offering and Ownership of our Securities

The price of our common stock may be adversely affected by the future issuance and sale of shares of our common stock or other equity securities.

We cannot predict the size of future issuances or sales of our common stock or other equity securities, future acquisitions or capital raising activities, or the effect, if any, that such issuances or sales may have on the market price of our common stock. The issuance and sale of substantial amounts of common stock or other equity securities or announcement that such issuances and sales may occur could adversely affect the market price of our common stock.

S-14

There is no public market for the Pre-Funded Warrants, and none is expected to develop.

There is no public trading market for the Pre-Funded Warrants being offered in this offering, and we do not expect a market to develop. In addition, we do not intend to list the Pre-Funded Warrants on the Nasdaq Capital Market or any other national securities exchange or nationally recognized trading system. Without an active trading market, the liquidity of the Pre-Funded Warrants will be limited.

Since the Pre-Funded Warrants are executory contracts, they may have no value in a bankruptcy or reorganization proceeding.

If a bankruptcy or reorganization proceeding is commenced by or against us, a bankruptcy court may hold that any unexercised Pre-Funded Warrants are executory contracts that are subject to rejection by us with the bankruptcy court’s approval. As a result, holders of the Pre-Funded Warrants may, even if we have sufficient funds, not be entitled to receive any consideration for their Pre-Funded Warrants or may receive an amount less than they would be entitled to if they had exercised their Pre-Funded Warrants prior to the commencement of any such bankruptcy or reorganization proceeding.

Holders of the Pre-Funded Warrants will have no rights as holders of common stock until they exercise their Pre-Funded Warrants and acquire common stock, except as provided in the Pre-Funded Warrants.

Until holders of the Pre-Funded Warrants acquire shares of common stock upon exercise of the Pre-Funded Warrants, holders of the Pre-Funded Warrants will have no rights with respect to the shares of our common stock issuable upon exercise of such Pre-Funded Warrants, except as provided in the Pre-Funded Warrants. Upon exercise of the Pre-Funded Warrants, the holders thereof will be entitled to exercise the rights of a holder of common stock only as to matters for which the record date occurs after the exercise date.

Future sales by stockholders, or the perception that such sales may occur, may depress the price of our common stock.

The sale or availability for sale of substantial amounts of our shares in the public market or through holders’ exercise of common stock warrants and options or settlement of restricted stock units, or the perception that such sales could occur, could adversely affect the market price of our common stock and also could impair our ability to raise capital through future offerings of our shares. As of March 18, 2024, we had 21,569,516 outstanding shares of common stock. Any decline in the price of our common stock may encourage short sales, which could place further downward pressure on the price of our common stock and may impair our ability to raise additional capital through the sale of equity securities.

The issuance of shares upon exercise of derivative securities may cause immediate and substantial dilution to our existing stockholders.

The issuance of shares upon exercise of options and settlement of outstanding restricted stock units may result in substantial dilution to the interests of other stockholders since these selling stockholders may ultimately convert or exercise and sell all or a portion of the full amount issuable upon exercise. If all derivative securities outstanding as of March 18, 2024, were converted or exercised into shares of common stock, there would be approximately an additional 25.4 million shares of common stock outstanding as a result, excluding the Pre-Funded Warrants offered in this offering but including the warrants we issued in the concurrent private placement. The issuance of these shares will further dilute the proportionate equity interest and voting power of holders of our common stock.

S-15

We will have broad discretion in how we use the net proceeds of this offering. We may not use these proceeds effectively, which could affect our results of operations and cause our stock price to decline.

Our management will have significant flexibility in applying the net proceeds of this offering. You will be relying on the judgment of our management with regard to the use of these net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. It is possible that the net proceeds will be invested in a way that does not yield a favorable, or any, return for our Company. The failure of our management to use such funds effectively could have a material adverse effect on our business, financial condition, operating results and cash flow.

Purchasers of our common stock will incur immediate dilution.

Purchasers of shares of common stock in this offering will experience immediate and substantial dilution because the purchase price of the common stock will be higher than the net tangible book value per share of the outstanding common stock immediately after this offering. In addition, purchasers will experience dilution, which may be substantial, when we issue additional shares of common stock that we are permitted or required to issue under options, our stock equity incentive plans or other employee or director compensation plans. Because the sales of the shares offered will hereby be made directly into the market, the prices at which we sell these shares will vary, and these variations may be significant. Purchasers of the shares we sell and our existing stockholders will experience significant dilution if we sell shares at prices significantly below the price at which they invested. See “Dilution” for a more detailed discussion of the dilution you will incur if you purchase common stock in this offering.

If we sell shares of our common stock in future financings, stockholders may experience immediate dilution and, as a result, our stock price may decline.

From time to time, we may issue additional shares of common stock at a discount from the current market price of our common stock. As a result, our stockholders would experience immediate dilution upon purchasing any shares of our common stock sold at such a discount. In addition, as opportunities present themselves, we may enter into financings or similar arrangements in the future, including the issuance of debt securities, preferred stock, or common stock. If we issue common stock or securities convertible or exercisable into common stock, our common stockholders will experience additional dilution and, as a result, our stock price may decline.

We currently do not intend to declare dividends on our common stock in the foreseeable future, and as a result, your return on your investment may depend solely on the appreciation of our common stock.

We currently do not expect to declare any dividends on our common stock in the foreseeable future. Instead, we anticipate that all of our earnings in the foreseeable future will be used to provide working capital, support our operations, and finance our business’s growth and development. Any determination to declare or pay dividends in the future will be at the discretion of our Board, subject to applicable laws, and dependent upon a number of factors, including our earnings, capital requirements, and overall financial conditions. In addition, terms of any future debt or preferred securities may further restrict our ability to pay dividends on our common stock. Accordingly, your only opportunity to achieve a return on your investment in our common stock may be if the market price of our common stock appreciates and you sell your shares at a profit. The market price for our common stock may never exceed, and may fall below, the price that you pay for such common stock. See “Dividend Policy.”

Our Chief Executive Officer and Chairman, Steven Rossi, has significant control over stockholder matters, and the minority stockholder will have little or no control over our affairs.

Steven Rossi, our Chief Executive Officer, President, and Chairman, currently owns 100% of our outstanding Series A Preferred Stock. According to the Certificate of Designation, the Series A Preferred Stock votes together with the common stock on all matters, except as prohibited by law, and is entitled to 51% of the voting of the common stock, regardless of how many shares of Series A Preferred Stock is outstanding. Subject to any fiduciary duties owed to our other stockholders under Nevada law, Mr. Rossi can exercise significant influence over matters requiring stockholder approval, including the election of directors and approval of significant corporate transactions, and will have some control over our management and policies. Mr. Rossi may have interests that are different from yours. For example, Mr. Rossi may support proposals and actions with which you may disagree. The concentration of ownership could delay or prevent a change in control of our Company or otherwise discourage a potential acquirer from attempting to obtain control of our Company, which in turn could reduce the price of our stock. In addition, Mr. Rossi could use his voting influence to maintain our existing management and directors in office, delay or prevent changes in control of our Company, or support or reject other management and Board proposals that are subject to stockholder approval, such as amendments to our employee stock plans and approvals of significant financing transactions.

S-16

As a “controlled company” under Nasdaq’s rules, we may choose to exempt our Company from certain corporate governance requirements that could adversely affect our public stockholders.

Steven Rossi’s ownership of Series A Preferred Stock and common stock gives him voting control over approximately 62.6% of our outstanding voting stock. Upon closing this offering, Mr. Rossi will own approximately 61.4% of the voting power of our outstanding voting stock and 60.8% if all of the Pre-Funded Warrants offered in this offering are exercised. As long as Mr. Rossi owns a majority of our standing voting capital stock, we will meet the definition of a “controlled company” under the corporate governance standards for Nasdaq listed companies. For so long as we are a “controlled company,” we are permitted to elect to rely, and may rely, on certain exemptions from corporate governance rules, including:

●	an exemption from the rule that a majority of our Board must be independent directors;
●	an exemption from the rule that the compensation of our chief executive officer must be determined or recommended solely by independent directors and

●	an exemption from the rule that our director nominees must be selected or recommended solely by independent directors.

Although we do not intend to rely on the “controlled company” exemption under the Nasdaq listing rules, we could elect to do so in the future. If we do so, a majority of the members of our Board might not be independent directors, and our nominating, corporate governance, and compensation committees might not consist entirely of independent directors.

As a result, you will not have the same protection afforded to stockholders of companies subject to these corporate governance requirements. Our status as a controlled company could cause our common stock to look less attractive to certain investors or harm our trading price.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, the documents incorporated by reference herein and therein, and other written and oral statements we make from time to time contain certain “forward-looking” statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). You can identify these forward-looking statements by the fact they use words such as “could,” “expect,” “anticipate,” “estimate,” “target,” “may,” “project,” “guidance,” “intend,” “plan,” “believe,” “will,” “potential,” “opportunity,” “future,” and other words and terms of similar meaning and expression in connection with any discussion of future operating or financial performance. You can also identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. Such forward-looking statements are based on current expectations and involve inherent risks and uncertainties, including factors that could delay, divert, or change any of them, and could cause actual outcomes to differ materially from current expectations. These statements are likely to relate to, among other things, our business strategy, our research and development, our product development efforts, our ability to commercialize our product candidates, the activities of our licensees, our prospects for initiating partnerships or collaborations, the timing of the introduction of products, the effect of new accounting pronouncements, uncertainty regarding our future operating results and our profitability, anticipated sources of funds as well as our plans, objectives, expectations, and intentions.

S-17

We have included more detailed descriptions of these risks and uncertainties and other risks and uncertainties applicable to our business that we believe could cause actual results to differ materially from any forward-looking statement in the “Risk Factors” sections of this prospectus and the documents incorporated by reference herein including, but not limited to, the risk factors incorporated by reference from our filings with the SEC. We encourage you to read those descriptions carefully. Although we believe we have been prudent in our plans and assumptions, no assurance can be given that any goal or plan set forth in forward-looking statements can be achieved. We caution investors not to place significant reliance on forward-looking statements; such statements need to be evaluated in light of all the information contained and incorporated by reference in this prospectus. Furthermore, the statements speak only as of the date of each document, and we undertake no obligation to update or revise these statements.

USE OF PROCEEDS

We estimate the net proceeds to us from this offering will be approximately $2.59 million, after deducting estimated offering expenses payable by us. We intend to use the net proceeds from this offering for general corporate purposes, including working capital.

The amount, timing, and nature of specific expenditures of net proceeds from this offering will depend on a number of factors, including the timing, scope, progress, and results of our development efforts and the timing and progress of any collaboration efforts. As of the date of this prospectus supplement, we cannot specify with certainty all of the particular uses of the proceeds from this offering. Accordingly, we will retain broad discretion over the use of such proceeds.

DIVIDEND POLICY

We have not declared any cash dividends since inception and do not anticipate paying any dividends in the foreseeable future. Instead, we anticipate that all of our earnings will be used to provide working capital, to support our operations, and to finance the growth and development of our business, including potentially the acquisition of, or investment in, businesses, technologies, or products that complement our existing business. The payment of dividends is within the discretion of the Board and will depend on our earnings, capital requirements, financial condition, prospects, applicable Delaware law, which provides that dividends are only payable out of surplus or current net profits, and other factors our Board might deem relevant. There are no restrictions that currently limit our ability to pay dividends on our common stock other than those generally imposed by applicable state law.

CAPITALIZATION

The following table sets forth our consolidated cash and capitalization as of September 30, 2023. Such information is set forth on the following basis:

●	on an actual basis;

●	on a pro forma basis to reflect the issuance of 576,619 shares sold under an At-the-Market Agreement, dated September 30, 2022; the sale of 3,500,000 shares of common stock in connection with an offering on October 31, 2023; and the issuance of 54,537 shares of common stock to one Company employee and one contractor.

●	on a pro forma as adjusted basis to reflect our receipt of the net proceeds our sale and issuance of 2,372,240 shares of common stock and 1,477,892 Pre-Funded Warrants in this offering based on the public offering price of $0.74 per share of common stock and $0.7399 per Pre-Funded Warrant, after deducting estimated offering expenses of $260,000 payable by us and after the use of net proceeds therefrom.

S-18

You should read the following table in conjunction with “Use of Proceeds,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our financial statements and related notes included in this prospectus. The following table sets forth our cash, cash equivalents, investments and capitalization as of September 30, 2023 (in thousands):

	Actual	Pro Forma(1)	Pro Forma as adjusted (1)
Cash, cash equivalents and investments	$3,056,309	$8,003,017	$10,591,967

Long term lease liability	$643,415	$643,415	$643,415

Common stock, $0.0001 par value; 299,000,000 shares authorized at September 30, 2023; 17,436,805 shares issued and outstanding at September 30, 2023; 22,199,117 shares issued and outstanding, pro forma; 24,571,357 shares issued and outstanding, pro forma as adjusted	1,744	2,157	2,394
Additional paid-in capital	59,462,708	64,492,390	67,081,103
Share subscriptions receivable	(1,577)	(1,577)	(1,577)
Share subscriptions payable	1,614,252	1,532,865	1,532,865
Accumulated deficit	(44,654,242)	(44,656,243)	(44,656,243)
Cumulative translation adjustment	(8,580)	(8,580)	(8,580)
Total stockholders’ equity	$16,414,305	$21,361,013	$23,949,963
Total capitalization	$17,057,720	$22,004,428	$24,593,378

(1)	Does not include the following as of March 18, 2024:

●	455,000 shares of our common stock issuable pursuant to options granted pursuant to the Worksport Ltd. 2015 Equity Incentive Plan (the “2015 Plan”) with a weighted exercise of $2.54 per share, of which a total of 425,000 option shares have vested;

●	190,000 shares of our common stock issuable pursuant to options granted pursuant to the Worksport Ltd. 2021 Equity Incentive Plan (the “2021 Plan”) with a weighted exercise of $4.56 per share, of which a total of 167,500 have vested;

●	975,556 shares of our common stock issuable pursuant to options granted pursuant to the Worksport Ltd. 2022 Equity Incentive Plan (the “2022 Plan”) with a weighted exercise of $2.19 per share, of which a total of 198,125 option shares have vested;

●	300,000 shares of common stock underlying PSUs, of which 75,000 PSUs have vested;

●	518,018 shares of common stock underlying RSUs;

●	3,500,000 of our common stock issuable pursuant to options granted with a weighted exercise of $1.75 per share, of which a total of 400,000 option shares have vested;

●	600,000 shares of our common stock issuable upon the exercise of warrants issued with an exercise price of $4.00;

●	62,500 shares of our common stock issuable upon the exercise of warrants issued with an exercise price of $3.40;

●	3,577,424 shares of common stock issuable upon the exercise of warrants issued with an exercise price of $4.00 per share;

●	7,000,000 shares of our common stock issuable upon the exercise of warrants issued in a registered direct offering on October 31, 2023, with an exercise price of $1.34 per share; and

●	7,700,264 shares of our common stock issuable pursuant to the exercise of the Warrants issued in the concurrent private placement with an exercise price of $0.74 per share.

S-19

DILUTION

Purchasers of our securities in this offering will experience an immediate and substantial dilution in the net tangible book value of their shares of our common stock. Dilution in net tangible book value represents the difference between the public offering price per share of common stock and the pro forma net tangible book value per share of our common stock immediately after the offering.

The historical net tangible book value of our common stock as of September 30, 2023 was $15,074,787, or $0.86 per share. Historical net tangible book value per share of our common stock represents our total tangible assets (total assets less intangible assets) less total liabilities divided by the number of shares of our common stock outstanding as of that date.

Our pro-forma net tangible book value as of September 30, 2023 was approximately $20,021,495, or approximately $0.93 per share of common stock. Our pro-forma net tangible book value per share is equal to our total tangible assets minus total liabilities, after giving effect to our issuance and sale of 576,619 shares of common stock pursuant to our At-the-Market Agreement, dated September 30, 2022; the sale of 3,500,000 shares of common stock in connection with an offering on October 31, 2023; and the issuance of 54,537 shares of common stock to one Company employee and one contractor. Pro-forma net tangible book value per share represents our pro-forma net tangible book value divided by the total number of shares of common stock outstanding as of September 30, 2023, after giving effect to the pro-forma adjustments described above.

After giving effect to the sale of up to 2,372,240 shares of common stock and 1,477,892 Pre-Funded Warrants in this offering at a public offering price of $0.74 per share of common stock and $0.7399 per Pre-Funded Warrant for net proceeds of approximately $2,588,950 as if such offering and such share issuances had occurred on September 30, 2023, our pro forma as adjusted net tangible book value as of September 30, 2023, would have been $22,610,445 or approximately $0.94 per share of our common stock. This represents an immediate increase in net tangible book value per share of $0.01 to the existing stockholders and an immediate increase in net tangible book value per share of $0.20 to new investors. We determine dilution by subtracting the pro forma as adjusted net tangible book value per share after this offering from the amount of cash that a new investor paid for a share of common stock in this offering. The following table illustrates this per share dilution to new investors:

Public offering price per share		$0.74
Historical net tangible book value per share as of September 30, 2023	$0.86
Increase in net tangible book value per share attributable to the pro forma adjustments described above	$-
Pro forma net tangible book value per share as of September 30, 2023	$0.93
Increase in pro forma net tangible book value per share after giving effect to the offering	$0.01
Pro forma as adjusted net tangible book value per share as of September 30, 2023 after the offering	$0.94
Increase per share to investors in this public offering		$0.20

After the completion of this offering, our existing stockholders would own approximately 90%, and our new investors would own approximately 10% of the total number of shares of our common stock that are outstanding after this offering. Assuming all Pre-Funded Warrants offered in this offering are exercised, our existing stockholders would own approximately 85% and the new investors would own approximately 15% of the total number of shares of our common stock outstanding.

Purchasers of our securities in this offering will experience an immediate and substantial dilution in the net tangible book value of their shares of our common stock. Dilution in net tangible book value represents the difference between the public offering price per share of common stock and the pro forma net tangible book value per share of our common stock immediately after the offering.

S-20

The number of shares of common stock in the table above excludes the following as of March 18, 2024:

●	455,000 shares of our common stock issuable pursuant to options granted pursuant to the Worksport Ltd. 2015 Equity Incentive Plan (the “2015 Plan”) with a weighted exercise of $2.54 per share, of which a total of 425,000 option shares have vested;

●	190,000 shares of our common stock issuable pursuant to options granted pursuant to the Worksport Ltd. 2021 Equity Incentive Plan (the “2021 Plan”) with a weighted exercise of $4.56 per share, of which a total of 167,500 have vested;

●	975,556 shares of our common stock issuable pursuant to options granted pursuant to the Worksport Ltd. 2022 Equity Incentive Plan (the “2022 Plan”) with a weighted exercise of $2.19 per share, of which a total of 198,125 option shares have vested;

●	300,000 shares of common stock underlying PSUs, of which 75,000 PSUs have vested;

●	518,018 shares of common stock underlying RSUs;

●	3,500,000 of our common stock issuable pursuant to options granted with a weighted exercise of $1.75 per share, of which a total of 400,000 option shares have vested;

●	600,000 shares of our common stock issuable upon the exercise of warrants issued with an exercise price of $4.00;

●	62,500 shares of our common stock issuable upon the exercise of warrants issued with an exercise price of $3.40;

●	3,577,424 shares of common stock issuable upon the exercise of warrants issued with an exercise price of $4.00 per share;

●	7,000,000 shares of our common stock issuable upon the exercise of warrants issued in a registered direct offering on October 31, 2023, with an exercise price of $1.34 per share; and

●	7,700,264 shares of our common stock issuable pursuant to the exercise of the Warrants issued in the concurrent private placement with an exercise price of $0.74 per share.

To the extent that outstanding options or warrants are exercised, you will experience further dilution. In addition, we may choose to raise additional capital due to market conditions or strategic considerations, even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities may result in further dilution to our stockholders.

Capitalization Table

	Shares Purchased		Total Consideration
	Number	Percent	Amount	Percent	Per Share
Existing stockholders	21,569,516	90%	$64,494,548	96%	$2.99
New investors	2,372,240	10%	$2,588,950	4%	$1.09
	23,941,756	100%	$67,083,497	100%	$2.80

S-21

DESCRIPTION OF SECURITIES

Description of the Common Stock

For a description of the material terms of our common stock, see “Description of Capital Stock; Common Stock” on page 17 of the accompanying prospectus.

Description of the Pre-Funded Warrants

Exercisability. The Pre-Funded Warrants are exercisable at any time after their original issuance until they are exercised in full. The Pre-Funded Warrants will be exercisable, at the option of each holder, in whole or in part by delivering to us a duly executed exercise notice accompanied by payment in full in immediately available funds for the number of shares of our common stock subscribed for upon such exercise (except in the case of a cashless exercise as discussed below). The holder may, in its sole discretion, elect to exercise the Pre-Funded Warrants through a cashless exercise, in which case the holder would receive upon such exercise the net number of shares of our common stock determined according to the formula set forth in the Pre-Funded Warrants. No fractional shares of our common stock will be issued in connection with the exercise of a Pre-Funded Warrant. In lieu of fractional shares, we will pay the holder an amount in cash equal to the fractional amount multiplied by the exercise price.

Exercise Limitation. A holder will not have the right to exercise any portion of the Pre-Funded Warrants if the holder (together with its affiliates) would beneficially own in excess of 4.99% (or, upon election by a holder prior to the issuance of any warrants, 9.99%) of the number of shares of our common stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Pre-Funded Warrants. However, any holder may increase or decrease such percentage to any other percentage not in excess of 9.99%, upon at least 61 days’ prior notice from the holder to us with respect to any increase in such percentage.

Exercise Price. The exercise price for the Pre-Funded Warrants is $0.0001 per share. The exercise price and number of shares of common stock issuable upon exercise will adjust in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications, dilutive issuances or similar events.

Fundamental Transactions. In the event of a fundamental transaction, as described in the Pre-Funded Warrants, and generally including, with certain exceptions, any reorganization, recapitalization or reclassification of our shares of common stock, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of more than 50% of our outstanding shares of common stock or any person or group becoming the beneficial owner of more than 50% of the voting power represented by our outstanding shares of common stock, the holders of the Pre-Funded Warrants will be entitled to receive upon exercise thereof the kind and amount of securities, cash or other property that the holders would have received had they exercised the warrants immediately prior to such fundamental transaction.

Rights as a Shareholder. Except as otherwise provided in the Pre-Funded Warrants or by virtue of such holder’s ownership of our shares of common stock, the holder of a Pre-Funded Warrant does not have the rights or privileges of a holder of our shares of common stock, including any voting rights, until the holder exercises the Pre-Funded Warrant.

Transferability. Subject to applicable laws, the Pre-Funded Warrants may be offered for sale, sold, transferred or assigned without our consent.

Exchange Listing. We do not intend to apply for the listing of the Pre-Funded Warrants on any exchange or market.

Governing Law. The Pre-Funded Warrants are governed by New York law.

S-22

PRIVATE PLACEMENT TRANSACTION

Concurrently with the sale of shares of common stock and Pre-Funded Warrants in this offering, we will issue and sell to the investors in this offering the Warrants to purchase up to an aggregate of 7,700,264 shares of common stock at an exercise price equal to $0.74 per share.

The Warrants and the shares of common stock issuable upon the exercise of such warrants have not been registered under the Securities Act, are not being offered pursuant to this prospectus supplement and the accompanying prospectus, and are instead being offered pursuant to an exemption provided in Section 4(a)(2) under the Securities Act and Rule 506 of Regulation D promulgated thereunder. Accordingly, purchasers may only sell the Warrants and the shares of common stock issued upon exercise of the Warrants pursuant to an effective registration statement under the Securities Act covering the resale of those shares, an exemption under Rule 144 under the Securities Act or another applicable exemption under the Securities Act.

The following sets forth the material terms of the Warrants.

Exercisability. The Warrants will become exercisable six (6) months from issuance and will expire five (5) years and six (6) months from the issuance date. The Warrants will be exercisable, at the option of each holder, in whole or in part by delivering to us a duly executed exercise notice and, at any time a registration statement registering the issuance of the shares of common stock underlying the Warrants under the Securities Act is effective and available for the issuance of such shares or an exemption from registration under the Securities Act is available for the issuance of such shares, by payment in full in immediately available funds for the number of shares of common stock purchased upon such exercise. If a registration statement registering the issuance of the shares of common stock underlying the Warrants under the Securities Act is not effective or available, the holder may, in its sole discretion, elect to exercise the Warrants through a “cashless exercise,” in which case the holder would receive upon such exercise the net number of shares of common stock determined according to the formula set forth in the warrant.

Stockholder Approval. The Company shall (i) obtain written consent from holders representing more than 50% of the voting power of the Company’s outstanding voting stock eligible to vote at a meeting of the Company’s stockholders in lieu of a special meeting to approve, under the Nasdaq rules, the issuance of shares of common stock upon the exercise of the warrant and (ii) file an information statement on Schedule 14C under Section 14 of the Exchange Act disclosing such stockholder approval on or prior to the date that is fifteen (15) days following the closing date.

Exercise Limitation. A holder will not have the right to exercise any portion of the Warrants if the holder (together with its affiliates) would beneficially own more than of 4.99% (or, upon election of the holder, 9.99%) of the number of shares of our common stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Warrants. However, any holder may increase or decrease such percentage, provided that any increase will not be effective until the 61st day after such election.

Exercise Price Adjustment. The exercise price of the Warrants is subject to appropriate adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting our common stock and also upon any distributions of assets, including cash, stock or other property to our stockholders.

Exchange Listing. There is no established trading market for the Warrants and we do not expect a market to develop. In addition, we do not intend to apply for the listing of the Warrants on any national securities exchange or other trading market.

Fundamental Transactions. If a fundamental transaction occurs, then the successor entity will succeed to and be substituted for us, may exercise every right and power that we may exercise, and will assume all of our obligations under the Warrants with the same effect as if such successor entity had been named in the warrant itself. If holders of our common stock are given a choice as to the securities, cash, or property to be received in a fundamental transaction, then the holder shall be given the same choice as to the consideration it receives upon any exercise of the Warrants following such fundamental transaction. Additionally, as more fully described in the Warrants, in the event of certain fundamental transactions, the holders of those warrants will be entitled to receive consideration in an amount equal to the Black Scholes value of the remaining unexercised portion of the warrants on the date of consummation of such transaction.

S-23

Rights as a Stockholder. Except as otherwise provided in the Warrants or by virtue of such holder’s ownership of shares of our common stock, the holder of Warrants will not have the rights or privileges of a holder of our common stock, including any voting rights, until the holder exercises the warrant.

Resale/Registration Rights. Within 15 days of the offering, we are required to file a registration statement on Form S-3 (or other appropriate form if the Company is not then S-3 eligible) providing for the resale of the shares of common stock issued and issuable upon the exercise of the Warrants. We are required to use commercially reasonable efforts to cause such registration statement to become effective within 60 days following the offering and to keep such registration statement effective at all times until no purchaser owns any Warrants or shares of common stock issuable upon the exercise of Warrants.

EXPERTS

The 2022 consolidated financial statements of Worksport Ltd. included in Worksport Ltd.’s Annual Report on Form 10-K for the year ended December 31, 2022, have been audited by Lumsden & McCormick, LLP, the independent registered public accounting firm for the Company, as set forth in their report thereon which is incorporated herein by reference. Such financial statements have been incorporated by reference in reliance upon the report pertaining to such financial statements of such firm given upon their authority as experts in accounting and auditing.

LEGAL MATTERS

Certain legal matters relating to the issuance of the securities offered by this prospectus supplement will be passed upon for us by Sichenzia Ross Ference Carmel LLP, New York, New York.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form S-3 (including the exhibits, schedules and amendments thereto) with the Securities and Exchange Commission under the Securities Act with respect to the shares of our common stock offered by this prospectus supplement. This prospectus supplement is part of that registration statement and does not contain all the information included in the registration statement.

For further information with respect to our common stock and us, you should refer to the registration statement, its exhibits and the material incorporated by reference therein. Portions of the exhibits have been omitted as permitted by the rules and regulations of the Securities and Exchange Commission. Statements made in this prospectus supplement as to the contents of any contract, agreement or other document referred to are not necessarily complete. In each instance, we refer you to the copy of the contracts or other documents filed as an exhibit to the registration statement, and these statements are hereby qualified in their entirety by reference to the contract or document. The registration statement may be obtained from the website that the Securities and Exchange Commission maintains at www.sec.gov. We file annual, quarterly and current reports and other information with the Securities and Exchange Commission.

INFORMATION WE INCORPORATE BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus supplement and the accompanying prospectus the information in documents we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus supplement and the accompanying prospectus, and information that we file later with the SEC will automatically update and supersede this information. Any statement contained in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus supplement and the accompanying prospectus to the extent that a statement contained in or omitted from this prospectus supplement or the accompanying prospectus, or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein or therein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement or the accompanying prospectus.

S-24

We incorporate by reference the documents listed below and any future documents that we file with the SEC (excluding any portion of such documents that are furnished and not filed with the SEC) under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus supplement until the offering of the securities is terminated:

●	Our Annual Report on Form 10-K for the year ended December 31, 2022, filed with the SEC on March 31, 2023;

●	Our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2023, filed with the SEC on May 15, 2023;

●	Our Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2023, filed with the SEC on August 14, 2023;

●	Our Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2023, filed with the SEC on November 14, 2023;

●	Our Current Reports on Form 8-K filed with the SEC on May 11, 2022, November 16, 2022, November 3, 2023, November 24, 2023, and December 15, 2023 to the extent the information in such report is filed and not furnished;

●	Our Preliminary Proxy Statement on Schedule 14A filed with the SEC on September 23, 2022;

●	Our Definitive Proxy Statements on Schedule 14A filed with the SEC on October 3, 2022, and October 30, 2023; and

●	The description of our common stock, which is contained in a registration statement on Form 8-A12B filed with the SEC on July 27, 2021 under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

We will not, however, incorporate by reference in this prospectus supplement or the accompanying prospectus any documents or portions thereof that are not deemed “filed” with the SEC, including any information furnished pursuant to Item 2.02 or Item 7.01 of our current reports on Form 8-K unless, and except to the extent, specified in such current reports.

You can obtain any of the filings incorporated by reference into this prospectus through us or from the SEC through the SEC’s website at www.sec.gov. We will provide, at no charge, to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon written or oral request of such person, a copy of any or all of the reports and documents referred to above which have been or may be incorporated by reference into this prospectus. Written or telephone requests should be directed to: Worksport Ltd., 2500 N America Dr. West Seneca, NY 14224, telephone number (888) 554-8789, Attention: Chief Financial Officer.

You should rely only on the information contained or incorporated by reference in this prospectus or any prospectus supplement. We have not authorized anyone else to provide you with different or additional information. We will not make an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus or any supplement is accurate as of any date other than the date of those documents.

S-25

2,372,240 Shares of Common Stock

Pre-Funded Warrants to Purchase 1,477,892 Shares of Common Stock

1,477,892 Shares of Common Stock Underlying Such Pre-Funded Warrants

WORKSPORT LTD.

PROSPECTUS SUPPLEMENT

March 18, 2024

The information in this prospectus is not complete and may be changed. We may not sell these securities or accept an offer to buy these securities until the Securities and Exchange Commission declares our registration statement effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED SEPTEMBER 30, 2022

PROSPECTUS

WORKSPORT LTD.

$30,000,000

Common Stock

Preferred Stock

Warrants

Debt Securities

Units

From time to time, we may offer and sell shares of preferred stock, common stock, debt securities or warrants to purchase preferred stock, common stock or any combination of these securities, either separately or in units, in one or more offerings in amounts, at prices and on terms that we will determine at the time of the offering. The debt securities and warrants may be convertible into or exercisable or exchangeable for preferred stock, common stock or debt securities and the preferred stock may be convertible into or exchangeable for common stock. The aggregate initial offering price of all securities sold by us under this prospectus will not exceed $30,000,000.

We may offer securities through underwriting syndicates managed or co-managed by one or more underwriters or dealers, through agents or directly to purchasers. The prospectus supplement for each offering of securities will describe in detail the plan of distribution for that offering. For general information about the distribution of securities offered, please see “Plan of Distribution” in this prospectus. Each time our securities are offered, we will provide a prospectus supplement containing more specific information about the particular offering and attach it to this prospectus. The prospectus supplements may also add, update or change information contained in this prospectus. This prospectus may not be used to offer or sell securities without a prospectus supplement that includes a description of the method and terms of that offering.

Our common stock is quoted on the Nasdaq Capital Market (“Nasdaq”) under the symbol “WKSP.” The last reported sale price of our common stock on Nasdaq on September 29, 2022 was $1.68 per share.

The aggregate market value of our outstanding common stock held by non-affiliates is $40,163,326, based on 17,190,016 shares of outstanding common stock, of which 14,191,988 shares are held by non-affiliates, and a share price of $2.83 per share, which was the last reported sale price of our common stock as quoted on Nasdaq on August 18, 2022. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell our securities in a public primary offering with a value exceeding more than one-third of our public float in any 12-month period so long as our public float remains below $75,000,000. As of the date of this prospectus, we have not offered any securities during the past twelve months pursuant to General Instruction I.B.6 of Form S-3. You are urged to obtain current market quotations of our common stock.

If we decide to seek a listing of any preferred stock, purchase contracts, warrants, subscriptions rights, depositary shares or units offered by this prospectus, the related prospectus supplement will disclose the exchange or market on which the securities will be listed, if any, or where we have made an application for listing, if any.

Other than our common stock, we have not yet determined whether the other securities that may be offered by this prospectus will be listed on any exchange, interdealer quotation system or over-the-counter market. If we decide to seek the listing of any such securities upon issuance, the prospectus supplement relating to those securities will disclose the exchange, quotation system or market on which those securities will be listed.

We are a “smaller reporting company” as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and have elected to comply with certain reduced public company reporting requirements.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 3 and any risk factors in our most recent Annual Report on Form 10-K, which is incorporated by reference herein, as well as in any other recently filed quarterly or current reports and, if any, in the relevant prospectus supplement. We urge you to carefully read this prospectus and the accompanying prospectus supplement, together with the documents we incorporate by reference, describing the terms of these securities before investing.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is _______________, 2022.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC” or the “Commission”) utilizing a “shelf” registration process. Under this shelf registration process, we may offer and sell, either individually or in combination, in one or more offerings, any of the securities described in this prospectus, for total gross proceeds of up to $30,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we offer securities under this prospectus, we will provide a prospectus supplement to this prospectus that will contain more specific information about the terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change any of the information contained in this prospectus or in the documents that we have incorporated by reference into this prospectus.

We urge you to carefully read this prospectus, any applicable prospectus supplement and any free writing prospectuses we have authorized for use in connection with a specific offering, together with the information incorporated herein by reference as described under the heading “Incorporation of Documents by Reference,” before investing in any of the securities being offered. You should rely only on the information contained in, or incorporated by reference into, this prospectus and any applicable prospectus supplement, along with the information contained in any free writing prospectuses we have authorized for use in connection with a specific offering. We have not authorized anyone to provide you with different or additional information. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so.

The information appearing in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate only as of the date on the front of the document and any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus, any applicable prospectus supplement or any related free writing prospectus, or any sale of a security.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the section entitled “Where You Can Find Additional Information.”

We have not authorized any dealer, agent or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus and any accompanying prospectus supplement. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus or an accompanying prospectus supplement. This prospectus and the accompanying prospectus supplement, if any, do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus and the accompanying prospectus supplement, if any, constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus and the accompanying prospectus supplement, if any, is accurate on any date subsequent to the date set forth on the front of such document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus and any accompanying prospectus supplement is delivered or securities are sold on a later date.

References in this prospectus to the terms “the Company,” “Worksport,” “we,” “our” and “us” or other similar terms mean Worksport Ltd. and our subsidiaries, Worksport Ontario, a Canadian corporation, Terravis Energy, Inc., a Colorado corporation, Worksport New York Operations Corporation, a New York corporation, and Worksport USA Operations Corporation, a Colorado corporation, unless we state otherwise or the context indicates otherwise.

ii

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference herein contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All statements other than statements of historical facts contained in this prospectus and the documents incorporated by reference herein, including statements regarding our future results of operations and financial position, business strategy, research and development plans, the anticipated timing, costs, design and conduct of our ongoing and planned research and development for our products, our ability to commercialize our products, the impact of the coronavirus (COVID-19) pandemic and global geopolitical events, such as the ongoing conflict between Russia and Ukraine, on our business, the potential benefits of strategic agreements and our intent to enter into any strategic arrangements, the timing and likelihood of success, plans and objectives of management for future operations, and future results of anticipated product development efforts, are forward-looking statements. These statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. This prospectus and the documents incorporated by reference herein also contain estimates and other statistical data made by independent parties and by us relating to market size and growth and other data about our industry. This data involves a number of assumptions and limitations, and you are cautioned not to give undue weight to such estimates. In addition, projections, assumptions and estimates of our future performance and the future performance of the markets in which we operate are necessarily subject to a high degree of uncertainty and risk.

In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “would,” “could,” “should,” “expect,” “plan,” “anticipate,” “intend,” “target,” “project,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these terms or other similar expressions. The forward-looking statements in this prospectus and the documents incorporated by reference herein are only predictions. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our business, financial condition and results of operations. These forward-looking statements speak only as of the date of this prospectus and are subject to a number of risks, uncertainties and assumptions, which we discuss in greater detail in the documents incorporated by reference herein, including under the heading “Risk Factors” and elsewhere in this prospectus. The events and circumstances reflected in our forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements. Moreover, we operate in an evolving environment. New risk factors and uncertainties may emerge from time to time, and it is not possible for management to predict all risk factors and uncertainties. Given these risks and uncertainties, you should not place undue reliance on these forward-looking statements. Except as required by applicable law, we do not plan to publicly update or revise any forward-looking statements contained in this prospectus or the documents incorporated by reference herein, whether as a result of any new information, future events, changed circumstances or otherwise. For all forward-looking statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

MARKET, INDUSTRY AND OTHER DATA

This prospectus and any applicable prospectus supplement and the documents incorporated by reference herein and therein contain estimates, projections, market research and other information concerning, among other things, our industry, our business, and markets for our products. Unless otherwise expressly stated, we obtain this information from reports, research surveys, studies and similar data prepared by market research firms and other third parties, industry, technology and general publications, government data and similar sources as well as from our own internal estimates and research and from publications, research, surveys and studies conducted by third parties on our behalf. Information that is based on estimates, projections, market research or similar methodologies is inherently subject to uncertainties and actual events or circumstances may differ materially from events and circumstances that are reflected in this information. As a result, you are cautioned not to give undue weight to such information.

TRADEMARKS

Solely for convenience, our trademarks and tradenames referred to in this prospectus may appear without the ® or ™ symbols, but such references are not intended to indicate in any way that we will not assert, to the fullest extent under applicable law, our rights to these trademarks and tradenames. All other trademarks, service marks and trade names included or incorporated by reference into this prospectus or the accompanying prospectus are the property of their respective owners. We do not intend our use or display of other companies’ trade names, trademarks or service marks to imply relationships with, or endorsements or sponsorship of us by, these other companies.

iii

PROSPECTUS SUMMARY

This summary highlights selected information from this prospectus and does not contain all of the information that you need to consider in making your investment decision. You should carefully read the entire prospectus, the applicable prospectus supplement and any related free writing prospectus, including the risks of investing in our securities discussed under the heading “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus. You should also carefully read the information incorporated by reference into this prospectus, including our financial statements, and the exhibits to the registration statement of which this prospectus is a part.

Company Overview

Worksport Ltd.

Worksport Ltd., through its subsidiaries, designs, develops, manufactures, and owns the IP on a variety of tonneau covers, solar integrations, and NP (Non-Parasitic), Hydrogen-based true green energy solutions for the sustainable, clean energy, and automotive industries. Worksport’s solar integrations include its paired COR and SOLIS products which, when used together, are capable of forming a nanogrid on the back of a consumer’s truck bed. Prototypes of both the COR and SOLIS have been successfully tested, used and presented to potential business partners. Worksport’s Non-Parasitic Electrical Vehicle Charging stations are currently being researched and developed. The Company is currently assembling and installing grid-connected charging stations and reengineering the charging station design as well as researching hydrogen charging solutions separately with the intention of introducing an original and useful product to consumer markets. Worksport seeks to capitalize on the growing shift of consumer mindsets toward clean energy integrations with its proprietary solar solutions, mobile energy storage systems (ESS), and NP, Hydrogen-based technology.

Terravis Energy, Inc.

Terravis Energy, Inc., a subsidiary of the Company (“Terravis”), designs, develops and manufactures clean, green energy solutions that power lifestyle markets, with each segment of the Company feeding into the derivation of the brand itself–Latin for “Earth” and “Force.” The Company foresees the future of the electric vehicle and sustainable energy markets through multiple lenses. Terravis’ Non-Parasitic Electric Vehicle (NPEVTM) fast charging platform which combines ultra-efficient hydrogen fuel cells with solar to create completely carbon-free charge points that can re-energize battery electric vehicles. Its Terravis Nanogrid™ is designed to power houses and is modular where excess power can be directed toward utilities such as crypto mining. Its Terravis Microgrid™ system, composed of a number of Terravis Nanogrid™ systems, can power data centers and entire communities. Its Terravis Wall-e™ platform is a standalone power backup system for homes in cases of power failures, as well as a “power guardian” that can be used in conjunction with the Terravis Nanogrid™. The Terravis NPEV produces electricity, heat and water through an electrochemical reaction requiring oxygen and hydrogen cells as inputs. Each NPEV system is being designed to charge up to three vehicles at once and designed for easy installation. The main components of the TVE Microgrid are hydro fluorocarbons (HFCs), electrolyzers, battery energy storage system (BESS) with BMS (Battery Management System), PV panels and wind turbines. The Terravis Microgrid™ is containerized in an environmentally-controlled enclosure and monitored over the air 4G/WiFi, 24x7. The Terravis Nanogrid is composed of a small fuel cell stack with a power density commensurate to the house size and a complementary electrolyzer matching said fuel cell. The system only requires a water supply, either municipal or well water.

For more information about our Company, please refer to other documents that we have filed with the SEC and that are incorporated by reference into this prospectus, as listed under the heading “Incorporation of Certain Information by Reference.”

Corporate Information

We were incorporated in the State of Nevada on April 2, 2003 under the name Franchise Holdings International, Inc. (“FNHI”). On April 30, 2003, FNHI completed a merger with TMAN Global.com Inc. in order to, among other things, change its domicile from a Florida to Nevada corporation. In December 2014, FNHI acquired 100% of the outstanding equity of Worksport Ltd., an Ontario, Canada corporation formed in 2011 (“Worksport Ontario”), pursuant to which Worksport Ontario became a wholly-owned subsidiary of FNHI. Upon acquiring Worksport Ontario, FNHI abandoned all previous business plans and has been focusing on developing the tonneau business. In May 2020, FNHI changed its name to Worksport Ltd.

Terravis Energy, Inc. was incorporated in the State of Colorado on May 5, 2021. On August 20, 2021, the Company was issued 100 common shares at a par value of $0.0001 per share for a controlling interest in Terravis. During the three months ended March 31, 2022, the Company was issued 9,990,900 common shares of Terravis at a par value of $0.0001 per share. During the same period, Terravis issued 1,000 preferred shares at $0.0001 per share to Steven Rossi, Worksport’s Chief Executive Officer.

1

References in this prospectus to the terms “the Company,” “Worksport,” “we,” “our” and “us” or other similar terms mean Worksport Ltd. and our subsidiaries, Worksport Ontario, a Canadian corporation, Terravis Energy, Inc., a Colorado corporation, Worksport New York Operations Corporation, a New York corporation, Worksport USA Operations Corporation, a Colorado corporation, Worksport USA Holding Corporation, a Colorado corporation, and Worksport Acquisition Corporation, a Delaware corporation, unless we state otherwise or the context indicates otherwise.

On December 28, 2021, Worksport Acquisition Corporation was incorporated in the State of Delaware. On January 1, 2022, the Company was issued 1,000 common shares at a par value of $0.0001 per share by Worksport Acquisition Corporation. On March 11, 2022, Worksport USA Holding Corporation was incorporated in the State of Colorado and issued 1,000 common shares to the Company for $0.0001 par value per share.

During the three months ended March 31, 2022 Worksport New York Operations Corporation and Worksport USA Operations Corporation were incorporated in the State of New York and Colorado, respectively. During the period ended March 31, 2022, the Company was issued 1,000 common shares at a par value of $0.0001 of Worksport USA Operations Corporation. Subsequently, to the period ended on April 1, 2022, the Company was issued 10,000 common shares of Worksport New York Operations Corporation.

Executive Offices

Our principal executive offices are located at 55 East Beaver Creek Road, Unit 40, Richmond Hill, Ontario, Canada L4B 1E5. Our main telephone number is (888) 554-8789. The Company owns the domain names of the following websites: (i) www.worksport.com, (ii) www.investworksport.com, (iii) www.goterravis.com and (iv) www.shopworksport.com. Except for the websites www.investworksport.com and www.goterravis.com, which link to either www.worksport.com or www.shopworksport.com, all the websites are active. We do not incorporate the information on, or accessible through, our websites into this prospectus, and you should not consider any information on, or accessible through, our websites as part of this prospectus.

Implications of Being a Smaller Reporting Company

We are a “smaller reporting company” meaning that the market value of our stock held by non-affiliates plus the proposed aggregate amount of gross proceeds to us as a result of this offering is less than $700 million and our annual revenue was less than $100 million during the most recently completed fiscal year. Smaller reporting companies may take advantage of certain reduced disclosure obligations, including, among other things, providing only two years of audited financial statements in our Annual Report on Form 10-K, and, similar to emerging growth companies, smaller reporting companies have reduced disclosure obligations regarding executive compensation. We will remain a smaller reporting company until the last day of the fiscal year in which (i) the market value of our common stocks held by non-affiliates exceeds $250 million as of the end of that year’s second fiscal quarter, or (ii) our annual revenues exceeded $100 million during such completed fiscal year and the market value of our common stocks held by non-affiliates exceeds $700 million as of the end of that year’s second fiscal quarter.

We also would not be eligible for status as a smaller reporting company if we become an investment company, an asset-backed issuer or a majority-owned subsidiary of a parent company that is not a smaller reporting company.

We have elected to take advantage of certain of the reduced disclosure obligations in the registration statement of which this prospectus is a part and may elect to take advantage of other reduced reporting requirements in future filings. As a result, the information that we provide to our stockholders may be different from what you might receive from other public reporting companies in which you hold equity interests.

2

RISK FACTORS

Investing in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should consider carefully the risks and uncertainties described under this section and the section titled “Risk Factors” contained in the applicable prospectus supplement, and discussed under the section titled “Risk Factors” contained in our most recent Annual Report on Form 10-K and in our most recent Quarterly Report on Form 10-Q, as well as any amendments thereto reflected in subsequent filings with the SEC, which are incorporated by reference into this prospectus in their entirety, together with other information in this prospectus, and the documents incorporated by reference that we may authorize for use in connection with a specific offering. The risks described in this section and in these documents are not the only ones we face, but those that we consider being material. There may be other unknown or unpredictable economic, business, competitive, regulatory or other factors that could have material adverse effects on our future results. Past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods. If any of these risks actually occur, our business, financial condition, results of operations or cash flow could be harmed. This could cause the trading price of our securities to decline, resulting in a loss of all or part of your investment. Please also carefully read the section above titled “Cautionary Note Regarding Forward-Looking Statements.”

Risks Related to Our Business

Our business, results of operations and financial condition may be adversely impacted by the continued global COVID-19 pandemic.

A significant outbreak, epidemic or pandemic of contagious diseases in any geographic area in which we operate or plan to operate could result in a health crisis adversely affecting the economies, financial markets and overall demand for our products. In addition, any preventative or protective actions that governments implement or that we take in response to a health crisis, such as travel restrictions, quarantines, or site closures, may interfere with the ability of our employees, suppliers and customers to perform their responsibilities. Such results could have a material adverse effect on our business.

The continued global COVID-19 pandemic has created significant volatility, uncertainty and economic disruption. To date, this pandemic has affected nearly all regions around the world. In the United States, businesses as well as federal, state and local governments implemented significant actions to mitigate this public health crisis. While we cannot predict the duration or scope of the COVID-19 pandemic, it may negatively impact our business and such impact could be material to our financial results, condition and outlook related to:

●	disruption to our operations or the operations of our suppliers, through the effects of business and facilities closures, worker sickness and COVID-19 related inability to work, social, economic, political or labor instability in affected areas, transportation delays, travel restrictions and changes in operating procedures, including for additional cleaning and safety protocols;

●	increased volatility or significant disruption of global financial markets due in part to the COVID-19 pandemic, which could have a negative impact on our ability to access capital markets and other funding sources, on acceptable terms or at all and impede our ability to comply with debt covenants; and

●	the further spread of COVID-19, and the requirements to take action to mitigate the spread of the pandemic (e.g., vaccination requirements that have been and continue to be taken in response to the pandemic and enhanced health and hygiene requirements or social distancing or other measures), will impact our ability to carry out our business as usual and may materially adversely impact global economic conditions, our business, results of operations, cash flows and financial condition.

To the extent the COVID-19 pandemic or a similar public health threat has an impact on our business, it is likely to also have the effect of heightening many of the other risks described in this “Risk Factors” section.

3

We are a growth stage company with a history of losses and expect to incur significant expenses and continuing losses for the foreseeable future.

We have incurred net losses since our inception. In the six months ended June 30, 2022 and 2021, we incurred operating losses of $6,105,971 and $1,804,382, respectively, and as of June 30, 2022, we had an accumulated deficit of $27,039,733. In the fiscal year ended December 31, 2021 and 2020, we incurred operating losses of $7,561,731 and $986,239, respectively, and as of December 31, 2021, we had an accumulated deficit of $20,849,805. We believe that we will continue to incur operating and net losses in the future while we grow, including bringing our TC3 tonneau and Terravis System to market, but which may occur later than we expect or not at all. We do not expect to be profitable for the foreseeable future as we invest in our business, build capacity and ramp up operations, and we cannot assure you that we will ever achieve or be able to maintain profitability in the future. Even if we are able to successfully develop our products and attract customers, there can be no assurance that we will be financially successful. For example, as we expand our product portfolio, and expand internationally, we will need to manage costs effectively to sell those products at our expected margins. Failure to become profitable would materially and adversely affect the value of your investment. If we are ever to achieve profitability, it will be dependent upon the successful development and commercial introduction and acceptance of our consumer products, and our services, which may not occur.

We have only sold tonneau covers, the market size of which is limited. Our long-term results depend upon our ability to successfully introduce and market new products, which may expose us to new and increased challenges and risks.

To date, we have only sold tonneau covers, the market size of which is limited. Our growth strategy depends, in part, on our ability to successfully introduce and market new products, such as our Terravis System’s Worksport SOLIS, Worksport COR, and XCX Accessory Rail, as well as develop new products. As we introduce new products or refine, improve or upgrade versions of existing products, we cannot predict the level of market acceptance or the amount of market share these products will achieve, if any. We cannot assure you that we will not experience material delays in the introduction of new products and services in the future. Consistent with our strategy of offering new products and product refinements, we expect to continue to use a substantial amount of capital for product refinement, research and development, and sales and marketing, of which may not provide a return on investment in the event we fail to bring potential products to market. We will need additional capital for product development and refinement, and this capital may not be available on terms favorable to us, if at all, which could adversely affect our business, prospects, financial condition, results of operations, and cash flows. If we are unable to successfully introduce, integrate, and market new products and services, our business, prospects, financial condition, results of operations, and cash flows may be materially and adversely affected.

We may not succeed in establishing, maintaining and strengthening our brand, which would materially and adversely affect customer acceptance of our products and our business, prospects, financial condition, results of operations and cash flows.

Our business and prospects heavily depend on our ability to develop, maintain and strengthen the Worksport and Terravis brands. If we are not able to establish, maintain and strengthen our brands, we may lose the opportunity to build a critical mass of customers. Our ability to develop, maintain and strengthen our brands will depend heavily on our ability to provide high quality products and engage with our customers as intended, as well as the success of our customer development and marketing efforts. The automobile accessory and parts industry is intensely competitive, and we may not be successful in building, maintaining and strengthening either or both the Worksport and Terravis brands. Many of our current and potential competitors have greater name recognition, broader customer relationships and substantially greater marketing resources than we do. If we do not develop and maintain a strong brand for either or both of our Worksport or Terravis brands, our business, prospects, financial condition, results of operations and cash flows could be materially and adversely impacted.

In addition, we could be subject to adverse publicity. In particular, given the popularity of social media, any negative publicity, whether true or not, could quickly proliferate and harm consumer perceptions and confidence in our brands. In addition, from time to time, our products may be evaluated and reviewed by third parties. Any negative reviews or reviews which compare us unfavorably to competitors could adversely affect consumer perception about our products.

4

The US Central Bank has provided forward looking guidance of high interest rates for the near future.

We may need to invest in additional machinery, equipment and land if demand for our products is higher than anticipated or if it secures a supplier deal with a major original equipment manufacturer (OEM). With high interest rates, it will be less financially attractive to finance such purchases, which may lead to an otherwise higher burn rate. Further, rising interest rates increase the amount that we must pay for our mortgage on our West Seneca, New York property. At the same time, it lowers the attractiveness of refinancing, despite the fact that its anticipated positive future cash flows would allow us to seek financing from a broader selection of lenders.

Continued uncertain economic conditions, including inflation and the risk of a global recession could impair our ability to forecast and may harm our business, operating results, including our revenue growth and profitability, financial condition and cash flows.

The U.S. economy is experiencing the highest rates of inflation since the 1980s. Historically, we have not experienced significant inflation risk in our business. However, our ability to raise our product prices depends on market conditions and there may be periods during which we are unable to fully recover increases in our costs. In addition, the global economy suffers from slowing growth and rising interest rates, and many economists believe that a global recession may begin in the near future. If the global economy slows, our business would likely be adversely affected.

Also, a recession may result in job loss and lower discretionary funds among potential customers, lowering demand for automotive aftermarket accessories. Part of our consumer base for the Worksport SOLIS includes workers, particularly those in manufacturing and construction environments, who may have lower job security in the event of a recession and, thus, have lower demand for the Worksport SOLIS. Commercial real estate values may also decrease, which would lower the value of our production facility in West Seneca, New York.

The U.S. is in a state of low unemployment, and many companies that provide wage-based jobs are having trouble filling open positions.

We need to fill certain positions that do not require specialized knowledge or experience, and we will need to offer competitive pay and benefits in order to attract people as the Company competes with other local businesses for employment. Competing with local businesses may delay hiring time as well as production timelines. Offering more competitive compensation packages also damages the Company’s profits and sets forward looking compensation expectations.

As the international supply chain still recovers from the COVID-19 pandemic and as the international supply chain faces future uncertainty in the wake of global economic uncertainty, equipment and services that were not long ago less expensive may stay at high prices or become more expensive.

Industrial machinery such as forklifts are less available than they used to be a few years ago due to lingering supply chain shortages. Lower availability for necessary industrial machinery may increase the amount of money that we must spend for said machinery as well as result in delays in our domestic manufacturing. Further disruptions to the supply chain may also increase prices for necessary services such as international shipping for component purchasing as well as shipping of finished goods from China.

We have demonstrated historical success in less capital-intensive manufacturing in China, but we have not demonstrated success in domestic, highly capital-intensive manufacturing.

In addition to beginning a new manufacturing process, we must continuously improve our manufacturing processes in order to lower costs. We are partially reliant on third parties to assist us in properly establishing such processes and improving them due to a lack of in-house, capital-intensive domestic manufacturing experience. Lack of experience may create delays in production, cost inefficiencies in expansions of production and difficulty identifying process improvements.

We may not be able to accurately estimate the demand for our tonneau covers, which could result in inefficiencies in its production and hinder its ability to generate revenue.

If we fail to accurately predict our manufacturing requirements, we will incur the risk of having to pay for production capacities that we reserved but will not be able to use or that we will not be able to secure sufficient additional production capacities at reasonable costs in case product demand exceeds expectations. A single contract with an OEM, private label or key distributor can significantly increase demand for the Company’s products, requiring investments in expanded operational capacity including personnel, equipment and potentially facilities.

Our future growth may be limited.

The Company’s ability to achieve its expansion objectives and to manage its growth effectively depends upon a variety of factors, including the Company’s ability to internally develop products, to attract and retain skilled employees, to successfully position and market its products, to protect its existing intellectual property, to capitalize on the potential opportunities it is pursuing with third parties, and sufficient funding. To accommodate growth and compete effectively, the Company will need working capital to maintain adequate inventory levels, develop additional procedures and controls and increase, train, motivate and manage its workforce. There is no assurance that the Company’s personnel, systems, procedures and controls will be adequate to support its potential future operations. There is no assurance that the Company will generate revenues from its prospective sales partners and be able to capitalize on additional third party manufacturers.

We rely on a sole supplier for our production which may hinder our ability to grow.

The Company purchases all of its inventory from one supplier source in China. The Company has no written agreement with this supplier. The Company carries significant strategic inventories of these materials to reduce the risk associated with this concentration of suppliers. Strategic inventories are managed based on demand. To date, the Company has been able to obtain adequate supplies of the materials used in the production of its products in a timely manner from existing sources. The loss of this sole supplier or a delay in shipments could have a material adverse effect on its business.

We rely on a small number of customers for the majority of our sales.

The following table includes the percentage of the Company’s sales to significant customers for the year ended December 31, 2021 and 2020, as well as the balance included in revenue and accounts receivable for each significant customer as at December 31, 2021 and 2020. A customer is considered to be significant if they account for greater than 10% of the Company’s annual sales.

	2021	2020
Customer A	33.40%	26.10%
Customer B	29.30%	51.00%
Customer C	14.90%	-
	77.60%	77.10%

The loss of any of these key customers could have an adverse effect on the Company’s business. At December 31, 2021, Customer A represented 33.4% at $106,988 of the Company’s revenue, compared to 26.1% at $190,313 of Company revenue in 2020. Customer B represented 29.3% of the Company’s revenue at $93,622 compared to 2020 of 51% or $190,313. Customer C represented 14.90% or $47,604 of the Company’s revenue compared to 2020 of 0% or $0.

5

We will need additional financing in order to grow our business.

From time to time, in order to expand operations to meet customer demand, the Company will need to incur additional capital expenditures. These capital expenditures are intended to be funded from third party sources, including the incurring of debt and/or the sale of additional equity securities. In addition to requiring additional financing to fund capital expenditures, the Company may require additional financing to fund working capital, research and development, sales and marketing, general and administrative expenditures and operating losses. The incurrence of debt creates additional financial leverage and therefore an increase in the financial risk of the Company’s operations. The sale of additional equity securities will be dilutive to the interests of current equity holders. In addition, there can be no assurance that such additional financing, whether debt or equity, will be available to the Company or that it will be available on acceptable commercial terms. Any inability to secure such additional financing on appropriate terms could have a materially adverse impact on the business, financial condition and operating results of the Company.

We rely on key personnel, especially Steven Rossi, our Chief Executive Officer, President and Chairman of the Board.

The Company’s success will also depend in large part on the continued service of its key operational and management personnel, including executive staff, research and development, engineering, marketing and sales staff. Most specifically, this includes Steven Rossi, the Company’s President and Chief Executive Officer, who oversees new product , the implementation of new products, key customer acquisition and retention, and overall management and future growth of the Company. The Company faces intense competition from its competitors, customers and other companies throughout the industry. Any failure on the Company’s part to hire, train and retain a sufficient number of qualified professionals could impair the business of the Company.

We depend on intellectual property rights that may be infringed upon or infringe upon the intellectual property rights of others.

The Company’s success depends to a significant degree upon its ability to develop, maintain and protect proprietary products and technologies. As of the date of this prospectus, we own five patents (including four U.S. and one in Canada) and six pending patent applications. However, patents provide only limited protection of the Company’s intellectual property. The assertion of patent protection involves complex legal and factual determinations and is therefore uncertain and potentially expensive. The Company cannot provide assurance that patents will be granted with respect to its pending patent application, that the scope of any patents it might obtain will be sufficiently broad to offer meaningful protection, or that it will develop additional proprietary products that are patentable. In fact, any patents which might issue from the Company’s pending provisional patent applications with the USPTO could be successfully challenged, invalidated or circumvented. This could result in the Company’s pending patent rights failing to create an effective competitive barrier. Losing a significant patent or failing to get a patent issued from a pending patent application the Company considers significant, could have a material adverse effect on the Company’s business.

We may not be able to protect our intellectual property rights throughout the world, which could negatively impact our business.

Filing, prosecuting and defending patents covering our current and any future product candidates and technology platforms in all countries throughout the world would be prohibitively expensive. Competitors may use our technologies in jurisdictions where we have not obtained patent protection to develop their own products and, further, may export otherwise infringing products to territories where we may obtain patent protection but where patent enforcement is not as strong as that in the United States. These products may compete with our products in jurisdictions where we do not have any issued or licensed patents, and any future patent claims or other intellectual property rights may not be effective or sufficient to prevent them from so competing.

Many companies have encountered significant problems in protecting and defending intellectual property rights in foreign jurisdictions. The legal systems of certain countries, particularly certain developing countries, do not favor the enforcement of patents, trade secrets and other intellectual property protection which could make it difficult for us to stop the infringement of our patents or marketing of competing products in violation of our intellectual property and proprietary rights generally. Proceedings to enforce our intellectual property and proprietary rights in foreign jurisdictions could result in substantial costs and divert our efforts and attention from other aspects of our business, could put our patents at risk of being invalidated or interpreted narrowly, could put our patent applications at risk of not issuing, and could provoke third parties to assert claims against us. We may not prevail in any lawsuits that we initiate, and the damages or other remedies awarded, if any, may not be commercially meaningful. Accordingly, our efforts to enforce our intellectual property and proprietary rights around the world may be inadequate to obtain a significant commercial advantage from the intellectual property that we develop or license.

6

Many countries have compulsory licensing laws under which a patent owner may be compelled to grant licenses to third parties. In addition, many countries limit the enforceability of patents against government agencies or government contractors. In these countries, the patent owner may have limited remedies, which could materially diminish the value of such patent. If we or any of our licensors are forced to grant a license to third parties with respect to any patents relevant to our business, our competitive position may be impaired, and our business, financial condition, results of operations and prospects may be adversely affected.

Our patents might not protect our technology from competitors, in which case we may not have any advantage over competitors in selling any products that we may develop.

Our commercial success will depend in part on our ability to obtain additional patents and protect our existing patent position, as well as our ability to maintain adequate intellectual property protection for our technologies, product candidates, and any future products in the United States and other countries. If we do not adequately protect our technology, product candidates and future products, competitors may be able to use or practice them and erode or negate any competitive advantage we may have, which could harm our business and ability to achieve profitability. The laws of some foreign countries do not protect our proprietary rights to the same extent or in the same manner as U.S. laws, and we may encounter significant problems in protecting and defending our proprietary rights in these countries. We will be able to protect our proprietary rights from unauthorized use by third parties only to the extent that our proprietary technologies, product candidates and any future products are covered by valid and enforceable patents or are effectively maintained as trade secrets.

Certain aspects of our technologies are protected by the U.S. and Canadian patents, and Patent Cooperation Treaty filings. In addition, we have a number of new patent applications pending. There is no assurance that the applications still pending or which may be filed in the future will result in the issuance of any patents. Furthermore, there is no assurance as to the breadth and degree of protection any issued patents might afford us. Disputes may arise between us and others as to the scope and validity of these or other patents. Any defense of the patents could prove costly and time consuming and there can be no assurance that we will be in a position, or deem it advisable, to carry on such a defense. A suit for patent infringement could result in increasing costs, delaying or halting development. Other private and public concerns, including universities, may have filed applications for, may have been issued, or may obtain additional patents and other proprietary rights to technology potentially useful or necessary to us. We are not currently aware of any such patents, but the scope and validity of such patents, if any, and the cost and availability of such rights are impossible to predict.

Any trademarks we may obtain may be infringed or successfully challenged, resulting in harm to our business.

We expect to rely on trademarks as one means to distinguish any of our products that are approved for marketing from the products of our competitors. Once we select trademarks and apply to register them, our trademark applications may not be approved. Third parties may oppose our trademark applications or otherwise challenge our use of the trademarks. In the event that our trademarks are successfully challenged, we could be forced to rebrand our products, which could result in a loss of brand recognition and could require us to devote resources to advertising and marketing new brands. Our competitors may infringe our trademarks, and we may not have adequate resources to enforce our trademarks.

Much of our intellectual property is protected as trade secrets or confidential know-how, not as a patent.

We consider proprietary trade secrets to be important to our business. This type of information must be protected diligently by us to protect its disclosure to competitors, since legal protections after disclosure may be minimal or non-existent. Accordingly, much of the value of this intellectual property is dependent upon our ability to keep our trade secrets.

7

To protect this type of information against disclosure or appropriation by competitors, our policy is to require our employees, consultants, contractors and advisors to enter into confidentiality agreements with us. However, current or former employees, consultants, contractors and advisors may unintentionally or willfully disclose our confidential information to competitors, and confidentiality agreements may not provide an adequate remedy in the event of unauthorized disclosure of confidential information. Enforcing a claim that a third party obtained illegally, and is using, trade secrets is expensive, time consuming and unpredictable. The enforceability of confidentiality agreements may vary from jurisdiction to jurisdiction.

Failure to obtain or maintain trade secret protection could adversely affect our competitive position. Moreover, our competitors may independently develop substantially equivalent proprietary information and may even apply for patent protection in respect of the same. If successful in obtaining such patent protection, our competitors could limit our use of such trade secrets.

We may be subject to claims challenging the inventorship or ownership of our patents and other intellectual property.

We may also be subject to claims that former employees, suppliers, collaborators or other third parties have an ownership interest in our patents or other intellectual property. We may be subject to ownership disputes in the future arising, for example, from conflicting obligations of suppliers, consultants or others who are involved in developing our products. Litigation may be necessary to defend against these and other claims challenging inventorship or ownership. If we fail in defending any such claims, in addition to paying monetary damages, we may lose valuable intellectual property rights, such as exclusive ownership of, or right to use, valuable intellectual property. Such an outcome could have a material adverse effect on our business. Even if we are successful in defending against such claims, litigation could result in substantial costs and be a distraction to management and employees.

Intellectual property rights do not necessarily address all potential threats to our business.

The degree of future protection afforded by our intellectual property rights is uncertain because intellectual property rights have limitations and may not adequately protect our business. The following examples are illustrative:

●	others may be able to develop technologies that are similar to our technology platforms but that are not covered by the claims of any patents, should they issue, that we own or license;

●	we or our licensors might not have been the first to make the inventions covered by the issued patents or pending patent applications that we own or license;

●	we or our licensors might not have been the first to file patent applications covering certain of our inventions;

●	others may independently develop similar or alternative technologies or duplicate any of our technologies without infringing our intellectual property rights;

●	it is possible that our pending patent applications will not lead to issued patents;

●	issued patents that we own or license may not provide us with any competitive advantages, or may be held invalid or unenforceable as a result of legal challenges;

●	our competitors might conduct research and development activities in the United States and other countries that provide a safe harbor from patent infringement claims for certain research and development activities, as well as in countries where we do not have patent rights, and then use the information learned from such activities to develop competitive products for sale in our major commercial markets;

●	we may not develop additional proprietary technologies that are patentable; and

●	the patents of others may have an adverse effect on our business.

8

We may need to defend ourselves against patent or trademark infringement claims, which may be time consuming and cause us to incur substantial costs.

Companies, organizations or individuals, including our competitors, may own or obtain patents, trademarks or other proprietary rights that would prevent or limit our ability to make, use, develop or sell our products or components, which could make it more difficult for us to operate our business. The automotive aftermarket has been characterized by significant litigation and other proceedings regarding patents, patent applications and other intellectual property rights. The situations in which we may become parties to such litigation or proceedings may include:

●	litigation or other proceedings we may initiate against third parties to enforce our patent rights or other intellectual property rights;

●	litigation or other proceedings we or our licensee(s) may initiate against third parties seeking to invalidate the patents held by such third parties or to obtain a judgment that our products do not infringe such third parties’ patents; and

●	litigation or other proceedings, third parties may initiate against us to seek to invalidate our patents.

If third parties initiate litigation claiming that our products infringe their patent or other intellectual property rights, we will need to defend against such proceedings.

The costs of resolving any patent litigation or other intellectual property proceeding, even if resolved in our favor, could be substantial. Many of our potential competitors will be able to sustain the cost of such litigation and proceedings more effectively than we can because of their substantially greater resources. In some instances, competitors may proceed with litigation or other proceedings pertaining to infringement of their intellectual property as a means to hinder or devaluate the target defendant company, with no intention of the matter being resolved in their favor. Uncertainties resulting from the initiation and continuation of patent litigation or other intellectual property proceedings could have a material adverse effect on our ability to compete in the marketplace. Patent litigation and other intellectual property proceedings may also consume significant management time and costs. Substantial additional costs may be evident in the event that litigation or other proceedings were initiated against the Company because Worksport would have to seek legal defense or counsel in the province (Canada) or state (U.S.) where the litigation or legal proceedings were filed. Failure to adequately protect our intellectual property rights could result in our competitors offering similar products, potentially resulting in the loss of some of our competitive advantage, and a decrease in our revenue which would adversely affect our business, prospects, financial condition and operating results.

Confidentiality agreements with employees and others may not adequately prevent the disclosure of trade secrets and other proprietary information.

In order to protect our proprietary technology and processes, we also rely in part on confidentiality agreements with our employees, consultants, outsourced manufacturers and other advisors. These agreements may not effectively prevent the disclosure of confidential information and may not provide an adequate remedy in the event of unauthorized disclosure of confidential information. In addition, others may independently discover trade secrets and proprietary information. Costly and time consuming litigation could be necessary to enforce and determine the scope of our proprietary rights, and failure to obtain or maintain trade secret protection could adversely affect our competitive business position.

There are risks associated with outsourced production that may result in a decrease in our profit.

The possibility of delivery delays, product defects and other production-side risks stemming from outsourcers cannot be eliminated. In particular, inadequate production capacity among outsourced manufacturers could result in the Company being unable to supply enough product amid periods of high product demand, the opportunity costs of which could be substantial.

9

We may not be successful in our potential business combinations.

The Company may, in the future, pursue acquisitions of other complementary businesses and technology licensing arrangements. We have been approached by competitors to license one or more of our tonneau cover products. The Company may also pursue strategic alliances and joint ventures that leverage its core products and industry experience to expand its product offerings and geographic presence. The Company has limited experience with respect to acquiring other companies and limited experience with respect to forming collaborations, strategic alliances and joint ventures. If the Company were to make any acquisitions, it may not be able to integrate these acquisitions successfully into its existing business and could assume unknown or contingent liabilities. Integrating an acquired company also may require management resources that otherwise would be available for the ongoing development of the Company’s existing business.

We have competition for our market share which could harm our sales.

We participate in the automotive aftermarket equipment industry which is highly competitive for a relatively limited customer base. Companies that compete in this market are Truck Hero Group, Tonno Pro and Rugged Liner. Our current competitors are significantly better funded and have a longer operating history than us.

In addition, some of our competitors sell their products at prices lower than ours and we compete primarily on the basis of product quality, features, value, service, and customer relationships. Our competitive success also depends on our ability to maintain a strong brand and the belief that customers will need our products and services to meet their growth requirements. Alternatively, in the case of generic competition, they may be of equal or better quality and are sold at substantially lower prices than the Company’s products. At times, competitors may also release a generic or re-branded version of a current and successful product at a substantially reduced price in efforts to increase revenues or market share. As a result, if the Company fails to maintain its competitive position, this could have a material adverse effect on its business, cash flow, results of operations, financial position and prospects.

We may not have sufficient product liability insurance to cover potential damages.

The existence of any defects, errors or failures in our products or the misuse of our products could also lead to product liability claims or lawsuits against us. While we had insurance coverage of $2,000,000 for the year ended December 31, 2021, we have no assurance this insurance will be adequate to protect us from all material judgments and expenses related to potential future claims or that these levels of insurance will be available at economical prices, if at all. To that extent, product liability insurance is conditional and up for further investigation. A successful product liability claim could result in substantial costs for us. Even if we are fully insured as it relates to a claim, a claim could nevertheless diminish our brand and divert management’s attention and resources, which could have a negative impact on our business, financial condition and results of operations.

We may produce products of inferior quality which would cause us to lose customers.

Although we make an effort to ensure the quality of our light truck tonneau cover products, they could from time to time contain defects, anomalies or malfunctions that are undetectable at the time of shipment. These defects, anomalies or malfunctions could be discovered after our products are shipped to customers, resulting in the return or exchange of our products, customers’ claims for compensatory damages or discontinuation of the use of our products, which could negatively impact our operating results. We do not presently have product recall (or similar function) insurance that protects a company against broad-scale product manufacturing defects, engineering defects and the costs related to a broad product recall such as shipping, replacement or repairs. Even if in place, there is no guarantee that the full costs of any reimbursements or claims, lawsuits or litigation would be covered by such insurance.

10

Geopolitical conditions, including direct or indirect acts of war or terrorism, could have an adverse effect on our operations and financial results.

Our operations could be disrupted by geopolitical conditions, political and social instability, acts of war, terrorist activity or other similar events. Recently, Russia initiated significant military action against Ukraine. In response, the U.S. and certain other countries imposed significant sanctions and export controls against Russia, Belarus and certain individuals and entities connected to Russian or Belarusian political, business, and financial organizations, and the U.S. and certain other countries could impose further sanctions, trade restrictions, and other retaliatory actions should the conflict continue or worsen. It is not possible to predict the broader consequences of the conflict, including related geopolitical tensions, and the measures and retaliatory actions taken by the U.S. and other countries in respect thereof as well as any counter measures or retaliatory actions by Russia or Belarus in response, including, for example, potential cyberattacks or the disruption of energy exports, is likely to cause regional instability, geopolitical shifts, and could materially adversely affect global trade, currency exchange rates, regional economies and the global economy. The situation remains uncertain, and while it is difficult to predict the impact of any of the foregoing, the conflict and actions taken in response to the conflict could increase our costs, disrupt our supply chain, reduce our sales and earnings, impair our ability to raise additional capital when needed on acceptable terms, if at all, or otherwise adversely affect our business, financial condition, and results of operations.

We have identified material weaknesses in our internal control over financial reporting. Failure to maintain effective internal controls could cause our investors to lose confidence in us and adversely affect the market price of our common stock. If our internal controls are not effective, we may not be able to accurately report our financial results or prevent fraud.

Section 404 of the Sarbanes-Oxley Act of 2002, or Section 404, requires that we maintain internal control over financial reporting that meets applicable standards. We may err in the design or operation of our controls, and all internal control systems, no matter how well designed and operated, can provide only reasonable assurance that the objectives of the control system are met. Because there are inherent limitations in all control systems, there can be no assurance that all control issues have been or will be detected.

In prior periods, we identified certain material weaknesses in our internal controls. Specifically, we did not maintain effective controls over the control environment. Our weaknesses are related to a lack of a sufficient number of personnel with appropriate training and experience in accounting principles generally accepted in the United States of America. Furthermore, we have not developed and effectively communicated to our employees the accounting policies and procedures necessary to maintain effective controls over the control environment. and lack staffing in accounting and finance operations.

If we are unable, or are perceived as unable, to produce reliable financial reports due to internal control deficiencies, investors could lose confidence in our reported financial information and operating results, which could result in a negative market reaction and a decrease in our stock price.

Risks Associated with Manufacturing in China

Evolving U.S. trade regulations and policies with China may in the future have a material and adverse effect on our business, financial condition and results of operations.

Our products are sourced from China. Any restrictions or tariffs imposed on products that we or our suppliers import for sale in the United States would adversely and directly impact our cost of goods sold. In addition, changes in U.S. trade regulations and policies could have an adverse impact on trade relations between the United States and certain foreign countries, which could materially and adversely affect our relationships with our international suppliers and reduce the supply of goods available to us. Further, we cannot predict the extent to which the United States will adopt changes to existing trade regulations and policies, which creates uncertainties in planning our sourcing strategies and forecasting our margins. If additional tariffs are imposed on our products, or other retaliatory trade measures are taken, our costs could increase and we may be required to raise our prices, which could materially and adversely affect our results.

There are risks associated with outsourced production in China and their laws which may have a material adverse effect on our financial stability.

The Company purchases all of its inventory from one supplier source in China. Changes in Chinese laws and regulations, or their interpretation, or the imposition of confiscatory taxation or restrictions are matters over which the Company has no control. While the current leadership, (and the Chinese government), have been pursuing economic reform policies that encourage private economic activity and greater economic decentralization, there is no assurance, however, that the Chinese government will continue to pursue these policies, or that it will not significantly alter these policies from time to time without notice.

For example, the Chinese government has enacted some laws and regulations dealing with matters such as corporate organization and governance, foreign investment, commerce, taxation and trade. However, their experience in implementing, interpreting and enforcing these laws and regulations is limited and, in turn, our ability to enforce commercial claims or to resolve commercial disputes is unpredictable. If our business ventures with Chinese manufacturers were unsuccessful, or other adverse circumstances arise from these transactions, we face the risk that the parties to these ventures may seek ways to terminate the transactions. The resolution of these matters may be subject to the exercise of considerable discretion by agencies of the Chinese government and forces unrelated to the legal merits of a particular matter or dispute may influence their determination.

Any rights we may have to specific performance, or to seek an injunction under Chinese law are severely limited, and without a means of recourse by virtue of the Chinese legal system, we may be unable to prevent these situations from occurring. The occurrence of any such events could have a material adverse effect on our business, financial condition and results of operations, in such guises as currency conversion, imports and sources of supply, devaluations of currency or the nationalization or other expropriation of private enterprises.

11

In that context, we may have to evaluate the feasibility of acquiring alternative or fallback manufacturing capabilities to support the production of our existing and future tonneau cover products. Such development could adversely affect our cost structure inasmuch as we would be required to support sales at an acceptable cost—and might have relatively limited time to so adapt. We have not manufactured these products in the past—and are not expecting to do so in the foreseeable future. That is because developing these technological capabilities and building or purchasing a facility will increase our expenses with no guarantee that we will be able to recover our investment in our manufacturing capabilities.

We engage in cross border sales transactions which present tax risks among other obstacles.

Cross border sales transactions carry a risk of changes in import tax and/or duties related to the import and export of our product, which can result in pricing changes, which will affect revenues and earnings. Cross border sales transactions carry other risks including, but not limited to, changing regulations, wait times, customs inspection and lost or damaged product.

We are subject to foreign currency risk which may adversely affect our net profit.

The Company is subject to foreign exchange risk as it manufactures its products in China, markets extensively in both Canadian and U.S. markets, most of the Company’s employees reside in Canada and, to date, the Company has raised funds in Canadian Dollars. Meanwhile, the Company reports results of operations in U.S. Dollars (USD or US$). Since our Canadian customers pay in Canadian Dollars, the Company is subject to gains and losses due to fluctuations in the USD relative to the Canadian Dollar. While having our products manufactured in China, our manufacturers are paid in USD to better avoid the relatively greater fluctuation of the Chinese Yuan (RMB). Any large fluctuations in the exchange between the RMB and USD may cause product costs to increase, therefore affecting revenues and profits, potentially adversely.

12

Risks Related to this Offering and the Ownership of Our Securities

We have a large number of authorized but unissued shares of our common stock which will dilute your ownership position when issued.

Our authorized capital stock consists of 299,000,000 shares of common stock, of which approximately 281,809,984 remain available for issuance, including shares of common stock issuable upon the exercise of outstanding warrants. Our management will continue to have broad discretion to issue shares of our common stock in a range of transactions, including capital raising transactions, mergers, acquisitions and other transactions, without obtaining stockholder approval, unless stockholder approval is required under law or the rules of Nasdaq or any other trading market on which our common stock may be listed. If our management determines to issue shares of our common stock from the large pool of authorized but unissued shares for any purpose in the future and is not required to obtain stockholder approval, your ownership position would be diluted without your further ability to vote on that transaction.

Our common stock or warrants may be affected by limited trading volume and price fluctuations, which could adversely impact the value of our common stock or warrants.

Our common stock has experienced and is likely to experience in the future, significant price and volume fluctuations, which could adversely affect the market prices of our common stock or warrants without regard to our operating performance. In addition, we believe that factors such as quarterly fluctuations in our financial results and changes in the overall economy or the condition of the financial markets could cause the market prices of our common stock and warrants to fluctuate substantially. These fluctuations may also cause short sellers to periodically enter the market in the belief that we will have poor results in the future. We cannot predict the actions of market participants and, therefore, can offer no assurances that the market for our common stock and warrants will be stable or appreciate over time.

The shares of common stock offered hereby will be sold in “at the market” offerings, and purchasers which buy shares at different times will likely pay different prices.

Purchasers which purchase shares in this offering at different times will likely pay different prices, and so may experience different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, prices and numbers of shares sold, and there is no minimum or maximum sales price. Investors may experience a decline in the value of their shares as a result of share sales made at prices lower than the prices they paid.

We currently do not intend to declare dividends on our common stock in the foreseeable future and, as a result, your returns on your investment may depend solely on the appreciation of our common stock.

We currently do not expect to declare any dividends on our common stock in the foreseeable future. Instead, we anticipate that all of our earnings in the foreseeable future will be used to provide working capital, to support our operations and to finance the growth and development of our business. Any determination to declare or pay dividends in the future will be at the discretion of our Board of Directors (“Board”), subject to applicable laws and dependent upon a number of factors, including our earnings, capital requirements and overall financial conditions. In addition, terms of any future debt or preferred securities may further restrict our ability to pay dividends on our common stock. Accordingly, your only opportunity to achieve a return on your investment in our common stock may be if the market price of our common stock appreciates and you sell your shares at a profit. The market price for our common stock may never exceed, and may fall below, the price that you pay for such common stock. See “Dividend Policy.”

An investment in our securities is speculative and there can be no assurance of any return on any such investment.

An investment in our securities is speculative and there can be no assurance that investors will obtain any return on their investment. Investors may be subject to substantial risks involved in an investment in the Company, including the risk of losing their entire investment.

13

We have broad discretion in the use of the net proceeds of this offering and, despite our efforts, we may use the net proceeds in a manner that does not increase the value of your investment.

We will receive approximately $2.59 million from this offering, after deducting expenses in connection with this offering. We intend to use the net proceeds from this offering for general corporate purposes and working capital. However, we have not determined the specific allocation of the net proceeds among these potential uses. Our management will have broad discretion over the use and investment of the net proceeds of this offering, and, accordingly, investors in this offering will need to rely upon the judgment of our management with respect to the use of proceeds, with only limited information concerning our specific intentions. These proceeds could be applied in ways that do not improve our operating results or increase the value of your investment. Please see the section entitled “Use of Proceeds” on page 16 of this prospectus or further information.

We may need but be unable to obtain additional funding on satisfactory terms, which could dilute our stockholders or impose burdensome financial restrictions on our business.

We have relied upon cash from financing activities and in the future, we hope to rely on revenues generated from operations to fund the cash requirements of our activities. However, there can be no assurance that we will be able to generate any significant cash from our operating activities in the future. Future financing may not be available on a timely basis, in sufficient amounts or on terms acceptable to us, if at all. Any debt financing or other financing of securities senior to the common stock will likely include financial and other covenants that will restrict our flexibility. Any failure to comply with these covenants would have a material adverse effect on our business, prospects, financial condition and results of operations because we could lose our existing sources of funding and impair our ability to secure new sources of funding.

The actual number of shares we will issue under the Sales Agreement, at any one time or in total, is uncertain.

Subject to certain limitations in the Sales Agreement and compliance with applicable law, we have the discretion to deliver a sales notice to the Sales Agent at any time throughout the term of the Sales Agreement. The number of shares that are sold by the Sales Agent after we deliver a sales notice will fluctuate based on the market price of the common stock during the sales period and limits we set with the Sales Agent. Because the price per share of each share sold will fluctuate based on the market price of our common stock during the sales period, it is not possible at this stage to predict the number of shares that will be ultimately issued.

Our Chief Executive Officer and Chairman, Steven Rossi, has significant control over stockholder matters and the minority stockholder will have little or no control over our affairs.

Steven Rossi currently owns 100% of our outstanding Series A Preferred Stock which entitles him to 51% of the voting power of our outstanding voting equity. Subject to any fiduciary duties owed to our other stockholders under Nevada law, Mr. Rossi is able to exercise significant influence over matters requiring stockholder approval, including the election of directors and approval of significant corporate transactions, and will have some control over our management and policies. Mr. Rossi may have interests that are different from yours. For example, Mr. Rossi may support proposals and actions with which you may disagree. The concentration of ownership could delay or prevent a change in control of our Company or otherwise discourage a potential acquirer from attempting to obtain control of our Company, which in turn could reduce the price of our stock. In addition, Mr. Rossi could use his voting influence to maintain our existing management and directors in office, delay or prevent changes in control of our Company, or support or reject other management and Board proposals that are subject to stockholder approval, such as amendments to our employee stock plans and approvals of significant financing transactions.

14

The requirements of being a public company may strain our resources, divert management’s attention and affect our results of operations.

As a public company in the United States, we face increased legal, accounting, administrative and other costs and expenses. We are subject to the reporting requirements of the Exchange Act and the Sarbanes-Oxley Act of 2002. The Exchange Act requires, among other things, that we file annual, quarterly and current reports with respect to our business and financial condition. The Sarbanes-Oxley Act requires, among other things, that we maintain effective disclosure controls and procedures and internal control over financial reporting. For example, Section 404 requires that our management report on the effectiveness of our internal controls structure and procedures for financial reporting. Section 404 compliance may divert internal resources and will take a significant amount of time and effort to complete. If we fail to maintain compliance under Section 404, or if in the future management determines that our internal control over financial reporting are not effective as defined under Section 404, we could be subject to sanctions or investigations by Nasdaq, the SEC, or other regulatory authorities. Furthermore, investor perceptions of our Company may suffer, and this could cause a decline in the market price of our common stock. Any failure of our internal control over financial reporting could have a material adverse effect on our stated results of operations and harm our reputation. If we are unable to implement these changes effectively or efficiently, it could harm our operations, financial reporting or financial results and could result in an adverse opinion on internal controls from our independent auditors. We may need to hire a number of additional employees with public accounting and disclosure experience in order to meet our ongoing obligations as a public company, particularly if we become fully subject to Section 404 and its auditor attestation requirements, which will increase costs, and evaluate the costs of our current service providers. We expect these rules and regulations to increase our legal and financial compliance costs and to make some activities more time consuming and costly, although we are currently unable to estimate these costs with any degree of certainty. A number of those requirements will require us to carry out activities we have not done previously. Our management team and other personnel will need to devote a substantial amount of time to new compliance initiatives and to meeting the obligations that are associated with being a public company, which may divert attention from other business concerns, which could have a material adverse effect on our business, financial condition and results of operations.

Additionally, the expenses incurred by public companies generally for reporting and corporate governance purposes have been increasing. These increased costs will require us to divert a significant amount of money that we could otherwise use to develop our business. If we are unable to satisfy our obligations as a public company, we could be subject to delisting of our common stock, fines, sanctions and other regulatory action and potentially civil litigation.

New laws, regulations, and standards relating to corporate governance and public disclosure may create uncertainty for public companies, increasing legal and financial compliance costs and making some activities more time consuming.

These laws, regulations and standards are subject to varying interpretations, in many cases due to their lack of specificity, and, as a result, may evolve over time as new guidance is provided by the courts and other bodies. This could result in continuing uncertainty regarding compliance matters and higher costs necessitated by ongoing revisions to disclosure and governance practices. If our efforts to comply with new laws, regulations, and standards differ from the activities intended by regulatory or governing bodies due to ambiguities related to their application and practice, regulatory authorities may initiate legal proceedings against us and our business may be adversely affected.

As a public company subject to these rules and regulations, we may find it more expensive for us to obtain director and officer liability insurance, and we may be required to accept reduced coverage or incur substantially higher costs to obtain coverage. These factors could also make it more difficult in the future for us to attract and retain qualified members of our Board, particularly to serve on its audit committee and compensation committee, and qualified executive officers.

As a “smaller reporting company” under applicable law, we are subject to lessened disclosure requirements, which could leave our stockholders without information or rights available to stockholders of more mature companies.

For as long as we remain a “smaller reporting company” as defined in Rule 12b-2 of the Exchange Act, we have elected to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “smaller reporting companies” including, but not limited to:

●	being permitted to provide only two years of audited financial statements, in addition to any required unaudited interim financial statements disclosure; and

●	reduced disclosure obligations regarding executive compensation in our periodic reports, proxy statements and registration statements.

We expect to take advantage of these reporting exemptions until we are no longer a “smaller reporting company.” Because of these lessened regulatory requirements, our stockholders are not provided information or rights available to stockholders of more mature companies. We cannot predict whether investors will find our common stock less attractive if we rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

15

We are also a “smaller reporting company” as defined in Rule 12b-2 of the Exchange Act and have elected to follow certain scaled disclosure requirements available to smaller reporting companies.

If research analysts do not publish research about our business or if they issue unfavorable commentary or downgrade our common stock, our stock price and trading volume could decline.

The trading market for our securities may depend in part on the research and reports that research analysts publish about us and our business. If we do not maintain adequate research coverage, or if any of the analysts who cover us downgrade our stock or publish inaccurate or unfavorable research about our business, the price of our common stock and warrants could decline. If one or more of our research analysts ceases to cover our business or fails to publish reports on us regularly, demand for our securities could decrease, which could cause the price of our common stock and warrants or trading volume to decline.

Anti-takeover provisions in our charter documents and Nevada law could discourage delay or prevent a change of control of our Company and may affect the trading price of our common stock.

We are a Nevada corporation and the anti-takeover provisions of the Nevada Control Shares Acquisition Act may discourage, delay or prevent a change of control by limiting the voting rights of control shares acquired in a control share acquisition. In addition, our amended and restated articles of incorporation (“Articles of Incorporation”) and amended and restated bylaws (“Bylaws”) may discourage, delay or prevent a change in our management or control over us that stockholders may consider favorable. Among other things, our Articles of Incorporation and Bylaws:

●	authorize the issuance of “blank check” preferred stock that could be issued by our Board in response to a takeover attempt;

●	provide that vacancies on our Board, including newly created directorships, may be filled only by a majority vote of directors then in office, except a vacancy occurring by reason of the removal of a director without cause shall be filled by vote of the stockholders; and

●	limit who may call special meetings of stockholders.

These provisions could have the effect of delaying or preventing a change of control, whether or not it is desired by, or beneficial to, our stockholders.

USE OF PROCEEDS

We intend to use the net proceeds from the sale of the securities as set forth in the applicable prospectus supplement.

DIVIDEND POLICY

We have never declared or paid any cash dividends on our capital stock. We intend to retain future earnings, if any, to finance the operation of our business and do not anticipate paying any cash dividends in the foreseeable future. Any future determination related to our dividend policy will be made at the discretion of our Board after considering our financial condition, results of operations, capital requirements, business prospects and other factors our Board deems relevant, and subject to the restrictions contained in any future financing instruments.

THE SECURITIES WE MAY OFFER

We may offer and sell at any time and from time to time:

●	shares of our common stock;

●	shares of our preferred stock;

16

●	warrants to purchase shares of our common stock, preferred stock and/or debt securities;

●	debt securities consisting of debentures, notes or other evidences of indebtedness;

●	units consisting of a combination of the foregoing securities; or

●	any combination of these securities.

The terms of any securities we offer will be determined at the time of sale. We may issue debt securities that are exchangeable for and/or convertible into common stock or any of the other securities that may be sold under this prospectus. When particular securities are offered by us, a supplement to this prospectus will be filed with the SEC, which will describe the terms of the offering and sale of the offered securities.

We may offer up to $30,000,000 of securities under this prospectus. If securities are offered as units, we will describe the terms of the units in a prospectus supplement.

DESCRIPTION OF CAPITAL STOCK

General

The following description summarizes some of the terms of our capital stock. Because it is only a summary, it does not contain all the information that may be important to you and is subject to and qualified in its entirety by reference to our amended and restated articles of incorporation (“Articles of Incorporation”) and amended and restated bylaws (“Bylaws”), which are filed as exhibits to our most recent Annual Report on Form 10-K and are incorporated by reference herein. We encourage you to read our Articles of Incorporation and our Bylaws for additional information.

As of June 30, 2022, our authorized capital stock presently consists of 299,000,000 shares of common stock, par value $0.0001 per share, and 1,000,000 shares of “blank check” preferred stock, par value $0.0001 per share.

Common Stock

As of June 30, 2022, there were 17,041,266 shares of our common stock outstanding and held of record by 388 stockholders.

Holders of common stock are entitled to one vote for each share held on all matters submitted to a vote of the stockholders and do not have cumulative voting rights. Accordingly, holders of a majority of the shares of common stock entitled to vote in any election of directors may elect all of the directors standing for election. Holders of common stock are entitled to receive ratably any dividends, as may be declared by the Board out of funds legally available therefor, subject to the rights of the holders of preferred stock. Upon the liquidation, dissolution or winding up of our Company, the holders of common stock are entitled to receive ratably our net assets available after the payment of our debts and other liabilities. Holders of common stock have no preemptive, subscription, redemption or conversion rights. The outstanding shares of common stock are fully paid and nonassessable.

In the event of our liquidation, dissolution or winding up, the holders of common stock will be entitled to share ratably in the assets legally available for distribution to stockholders after the payment of or provision for all of our debts and other liabilities, subject to the prior rights of any preferred stock then outstanding.

We have never declared or paid any cash dividends on our common stock. We have no present plan to declare or pay any dividends on our common stock in the near future. We currently intend to retain most, if not all, of our available funds and any future earnings to operate and expand our business. Any future determination to pay dividends will be at the discretion of our Board, subject to applicable laws, and will depend on our financial condition, results of operations, capital requirements, general business conditions and other factors that our Board considers relevant.

17

Preferred Stock

Our Articles of Incorporation authorizes the issuance of 1,000,000 shares of “blank check” preferred stock, par value $0.0001 per share, of which there are 100 shares of Series A Preferred Stock outstanding.

The Board may provide for the issue of any or all of the unissued and undesignated shares of the preferred stock in one or more series, and to fix the number of shares and to determine or alter for each such series, such voting powers, full or limited, or no voting powers, and such designation, preferences, and relative, participating, optional, or other rights and such qualifications, limitations, or restrictions thereof, as shall be stated and expressed in the resolution or resolutions adopted by the Board providing for the issuance of such shares and as may be permitted by law, without stockholder approval.

Our Board has the right to establish one or more series of preferred stock without stockholder approval. Unless required by law or by any stock exchange on which our common stock is listed, the authorized shares of preferred stock will be available for issuance at the discretion of our Board without further action by our stockholders. Our Board is able to determine, with respect to any series of preferred stock, the terms and rights of that series, including:

●	the designation of the series;

●	the number of shares of the series;

●	whether dividends, if any, will be cumulative or non-cumulative and the dividend rate, if any, of the series;

●	the dates at which dividends, if any, will be payable;

●	the redemption rights and price or prices, if any, for shares of the series;

●	the terms and amounts of any sinking fund provided for the purchase or redemption of shares of the series;

●	the amounts payable on shares of the series in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of our Company;

●	whether the shares of the series will be convertible into shares of any other class or series, or any other security, of our Company or any other entity, and, if so, the specification of the other class or series or other security, the conversion price or prices or rate or rates and provisions for any adjustments to such prices or rates, the date or dates as of which the shares will be convertible, and all other terms and conditions upon which the conversion may be made;

●	the ranking of such series with respect to dividends and amounts payable on our liquidation, dissolution or winding up, which may include provisions that such series will rank senior to our common stock with respect to dividends and those distributions;

●	restrictions on the issuance of shares of the same series or any other class or series; or

●	voting rights, if any, of the holders of the series.

The issuance of preferred stock could adversely affect, among other things, the voting power of holders of common stock and the likelihood that stockholders will receive dividend payments and payments upon our liquidation, dissolution or winding up. The issuance of preferred stock could also have the effect of delaying, deferring or preventing a change in control of us.

18

A prospectus supplement relating to any series of preferred stock being offered will include specific terms related to the offering. They will include, where applicable:

●	the title and stated value of the series of preferred stock and the number of shares constituting that series;

●	the number of shares of the series of preferred stock offered the liquidation preference per share and the offering price of the shares of preferred stock;

●	the dividend rate(s), period(s) and/or payment date(s) or the method(s) of calculation for those values relating to the shares of preferred stock of the series;

●	the date from which dividends on shares of preferred stock of the series shall cumulate, if applicable;

●	our right, if any, to defer payment of dividends and the maximum length of any such deferral period;

●	the procedures for any auction and remarketing, if any, for shares of preferred stock of the series;

●	the provision for redemption or repurchase, if applicable, of shares of preferred stock of the series;

●	any listing of the series of shares of preferred stock on any securities exchange;

●	the terms and conditions, if applicable, upon which shares of preferred stock of the series will be convertible into shares of preferred stock of another series or common stock, including the conversion price, or manner of calculating the conversion price;

●	whether the preferred stock will be exchangeable into debt securities, and, if applicable, the exchange period, the exchange price, or how it will be calculated, and under what circumstances it may be adjusted;

●	voting rights, if any, of the preferred stock;

●	restrictions on transfer, sale or other assignment, if any;

●	whether interests in shares of preferred stock of the series will be represented by global securities;

●	any other specific terms, preferences, rights, limitations or restrictions of the series of shares of preferred stock;

●	a discussion of any material United States federal income tax consequences of owning or disposing of the shares of preferred stock of the series;

●	the relative ranking and preferences of shares of preferred stock of the series as to dividend rights and rights upon liquidation, dissolution or winding up of our affairs; and

●	any limitations on issuance of any series of shares of preferred stock ranking senior to or on a parity with the series of shares of preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of our affairs.

If we issue shares of preferred stock under this prospectus, the shares will be fully paid and nonassessable and will not have, or be subject to, any preemptive or similar rights.

Series A Preferred Stock

We are authorized to issue 100 shares of Series A Preferred Stock, par value $0.0001 per share. All of 100 outstanding shares of common stock are held by Steven Rossi, the Company’s Chief Executive Officer. The Series A Preferred Stock is entitled to 51% of the total power of the Company regardless of the number of shares of Series A Preferred Stock that are outstanding. The Series A are not (i) convertible into any other securities of the Company, (ii) entitled to dividends or (iii) to receive any distributions in an event of a liquidation or winding up of the Company.

19

Series B Preferred Stock

We are authorized to issue up to 100,000 shares of our Series B Preferred Stock, $0.0001 par value.

The holders of the Series B Preferred Stock are entitled to receive dividends upon payment of any dividend on the Common Stock of the Company as if the Series B Preferred Stock had been converted into Common Stock.

In the event of liquidation, dissolution or winding up of the Company, either voluntary or involuntary, the holders of the Series B Preferred Stock are entitled to receive prior and in preference to any distribution of the assets of the Company to the holders of the common stock an amount per share equal to the price per share actually paid to the Company upon the initial issuance of Series B Preferred Stock plus any declared but unpaid dividends.

The Series B Preferred Stock is not convertible nor non-redeemable. Each outstanding share of Series B Preferred Stock is entitled to vote on any matter put forth to the holders of the common stock equal to the number of shares of common stock divided by the original issue price of each share of Series B Preferred Stock divided by $0.000000001.

As of the date of this prospectus there were no shares of Series B Preferred Stock nor any securities convertible into shares of Series B Preferred Stock outstanding.

Anti-Takeover Provisions of Nevada Law and Charter Documents

Anti-Takeover Effects of Certain Provisions of Nevada Law and Nevada Anti-takeover Statutes.

Certain provisions of the Nevada Revised Statutes, or NRS, as described below, may delay or discourage transactions involving an actual or potential change in our control or change in our management, including transactions in which stockholders might otherwise receive a premium for their shares or transactions that our stockholders might otherwise deem to be in their best interests.

Combinations with Interested Stockholders Statutes

Nevada’s “combinations with interested stockholders” statutes, NRS 78.411 through 78.444, inclusive, prohibit specified types of business “combinations” between certain Nevada corporations and any person deemed to be an “interested stockholder” for two years after such person first becomes an “interested stockholder” unless (1) the corporation’s board of directors approves, in advance, either the combination itself, or the transaction by which such person becomes an interested stockholder, or (2) the combination is approved by the board of directors and 60% of the then-outstanding voting power of the corporation’s stockholders not beneficially owned by the interested stockholder, its affiliates and associates. Further, in the absence of the prior approval described above, certain restrictions may apply even after such two-year period. However, these statutes do not apply to any combination of a corporation and an interested stockholder after the expiration of four years after the person first became an interested stockholder.

For purposes of these statutes, an “interested stockholder” is any person who is (1) the beneficial owner, directly or indirectly, of 10% or more of the voting power of the outstanding voting shares of the corporation, or (2) an affiliate or associate of the corporation and at any time within the two previous years was the beneficial owner, directly or indirectly, of 10% or more of the voting power of the then outstanding shares of the corporation. The definition of the term “combination” is sufficiently broad to cover most significant transactions between a corporation and an interested stockholder. These statutes generally apply to “resident domestic corporations,” namely Nevada corporations with 200 or more stockholders of record. However, a Nevada corporation may elect in its articles of incorporation not to be governed by these particular laws, but if such election is not made in the corporation’s original articles of incorporation, the amendment (1) must be approved by the affirmative vote of the holders of stock representing a majority of the outstanding voting power of the corporation not beneficially owned by interested stockholders or their affiliates and associates, and (2) is not effective until 18 months after the vote approving the amendment and does not apply to any combination with a person who first became an interested stockholder on or before the effective date of the amendment.

20

Our original articles of incorporation include a provision providing that at such time, if any, that we become a “resident domestic corporation” as defined in the NRS, we will not be subject to, or governed by, any of the provisions of NRS 78.411 to 78.444, inclusive, as amended from time to time, or any successor statute. As a result, pursuant to NRS 78.434, the “combinations with interested stockholders” statutes will not apply to us, unless our Articles of Incorporation are subsequently amended to provide that we are subject to those provisions.

Acquisition of Controlling Interest Statutes

Nevada’s “acquisition of controlling interest” statutes, NRS 78.378 through 78.3793, inclusive, contain provisions governing the acquisition of stockholder voting power above specified thresholds in certain Nevada corporations. These “control share” laws provide generally that any person that acquires a “controlling interest” in certain Nevada corporations may be denied voting rights, unless a majority of the disinterested stockholders of the corporation elects to restore such voting rights. These laws provide that a person acquires a “controlling interest” whenever a person acquires shares of a subject corporation that, but for the application of these provisions of the NRS, would enable that person to exercise (1) one-fifth or more, but less than one-third, (2) one-third or more, but less than a majority or (3) a majority or more, of all of the voting power of the corporation in the election of directors. Once an acquirer crosses one of these thresholds, shares which it acquired in the transaction taking it over the threshold and within the 90 days immediately preceding the date when the acquiring person acquired or offered to acquire a controlling interest become “control shares” to which the voting restrictions described above apply.

In our Bylaws, we have elected not to be governed by, and to otherwise opt out of, the provisions of NRS 78.378 to 78.3793, inclusive. Absent such provision in our Bylaws, these statutes would apply to us as of a particular date if we were to have 200 or more stockholders of record (at least 100 of whom have addresses in Nevada appearing on our stock ledger at all times during the 90 days immediately preceding that date) and do business in the State of Nevada directly or through an affiliated corporation, unless our Articles of Incorporation or Bylaws in effect on the tenth day after the acquisition of a controlling interest provide otherwise.

NRS 78.139(4) also provides that directors of a Nevada corporation may resist a change or potential change in control of the corporation if the board of directors determines that the change or potential change is opposed to, or not in, the best interest of the corporation upon consideration of any relevant facts, circumstances, contingencies or constituencies that the directors are entitled, but not required, to consider when exercising their directorial powers pursuant to NRS 78.138(4).

The existence of the foregoing provisions and other potential anti-takeover measures could limit the price that investors might be willing to pay in the future for shares of our common stock. They could also deter potential acquirers of our Company, thereby reducing the likelihood that you could receive a premium for your common stock in an acquisition.

Articles of Incorporation and Bylaw Provisions.

Our Articles of Incorporation and Bylaws contain provisions that might have an anti-takeover effect. These provisions, which are summarized below, may have the effect of delaying, deterring or preventing a change in control of our Company. They could also impede a transaction in which our stockholders might receive a premium over the then-current market price of our common stock and our stockholders’ ability to approve transactions that they consider to be in their best interests.

Articles of Incorporation. Our authorized but unissued shares of common stock and preferred stock are available for our Board to issue without stockholder approval. We may use these additional shares for a variety of corporate purposes, including future public or private offerings to raise additional capital, corporate acquisitions and employee benefit plans. The existence of our authorized but unissued shares of common stock and preferred stock could render it more difficult or discourage an attempt to obtain control of our Company by means of a proxy contest, tender offer, merger or other transaction. Our authorized but unissued shares may be used to delay, defer or prevent a tender offer or takeover attempt that a stockholder might consider in its best interest, including those attempts that might result in a premium over the market price for the shares held by our stockholders.

21

Bylaws. Certain provisions of our Bylaws may be considered to have anti-takeover effects, including advance notice requirements for director nominations and other stockholder proposals. Our Bylaws establish advance notice procedures for stockholder proposals to be brought before an annual meeting of stockholders, and for proposed nominations of candidates for election to our Board at an annual or special meeting of stockholders. Generally, such notices must be received by our corporate secretary at our principal executive offices, in the case of an annual meeting, between 90 days and 120 days prior to the first anniversary of the preceding year’s annual meeting and, in the case of a special meeting called for the purpose of electing directors, between 90 and 120 days prior to the date of the special meeting or within 10 days after the day on which public announcement of the date of the special meeting is first made by us. In addition, our Board has the authority to amend or repeal our Bylaws, or to adopt new bylaws, which could have the effect of delaying, deterring or preventing a change of control.

Listing

Our common stock is listed on the Nasdaq Capital Market under the symbol “WKSP.”

Transfer Agent and Registrar

Our transfer agent and registrar is Vstock Transfer, LLC, 18 Lafayette Place, Woodmere, NY 11598. Their telephone number is (212) 828-8436.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of shares of our common stock or preferred stock or of debt securities. We may issue warrants independently or together with other securities, and the warrants may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and the investors or a warrant agent. The following summary of material provisions of the warrants and warrant agreements is subject to, and qualified in its entirety by reference to, all the provisions of the warrant agreement and warrant certificate applicable to a particular series of warrants. The terms of any warrants offered under a prospectus supplement may differ from the terms described below. We urge you to read the applicable prospectus supplement and any related free writing prospectus, as well as the complete warrant agreements and warrant certificates that contain the terms of the warrants.

The particular terms of any issue of warrants will be described in the prospectus supplement relating to the issue. Those terms may include:

●	the number of shares of common stock or preferred stock purchasable upon the exercise of warrants to purchase such shares and the price at which such number of shares may be purchased upon such exercise;

●	the designation, stated value and terms (including, without limitation, liquidation, dividend, conversion and voting rights) of the series of preferred stock purchasable upon exercise of warrants to purchase preferred stock;

●	the principal amount of debt securities that may be purchased upon exercise of a debt warrant and the exercise price for the warrants, which may be payable in cash, securities or other property;

●	the date, if any, on and after which the warrants and the related debt securities, preferred stock or common stock will be separately transferable;

●	the terms of any rights to redeem or call the warrants;

●	the date on which the right to exercise the warrants will commence and the date on which the right will expire;

22

●	United States federal income tax consequences applicable to the warrants; and

●	any additional terms of the warrants, including terms, procedures, and limitations relating to the exchange, exercise and settlement of the warrants.

Holders of equity warrants will not be entitled to:

●	vote, consent or receive dividends;

●	receive notice as stockholders with respect to any meeting of stockholders for the election of our directors or any other matter; or

●	exercise any rights as stockholders of Worksport.

Each warrant will entitle its holder to purchase the principal amount of debt securities or the number of shares of preferred stock or common stock at the exercise price set forth in, or calculable as set forth in, the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

A holder of warrant certificates may exchange them for new warrant certificates of different denominations, present them for registration of transfer and exercise them at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement. Until any warrants to purchase debt securities are exercised, the holder of the warrants will not have any rights of holders of the debt securities that can be purchased upon exercise, including any rights to receive payments of principal, premium or interest on the underlying debt securities or to enforce covenants in the applicable indenture. Until any warrants to purchase common stock or preferred stock are exercised, the holders of the warrants will not have any rights of holders of the underlying common stock or preferred stock, including any rights to receive dividends or payments upon any liquidation, dissolution or winding up on the common stock or preferred stock, if any.

DESCRIPTION OF DEBT SECURITIES

The following description, together with the additional information we include in any applicable prospectus supplement or free writing prospectus, summarizes certain general terms and provisions of the debt securities that we may offer under this prospectus. When we offer to sell a particular series of debt securities, we will describe the specific terms of the series in a supplement to this prospectus. We will also indicate in the supplement to what extent the general terms and provisions described in this prospectus apply to a particular series of debt securities.

We may issue debt securities either separately, or together with, or upon the conversion or exercise of or in exchange for, other securities described in this prospectus. Debt securities may be our senior, senior subordinated or subordinated obligations and, unless otherwise specified in a supplement to this prospectus, the debt securities will be our direct, unsecured obligations and may be issued in one or more series.

The debt securities will be issued under an indenture between us and a trustee named in the prospectus supplement. We have summarized select portions of the indenture below. The summary is not complete. The form of the indenture has been filed as an exhibit to the registration statement and you should read the indenture for provisions that may be important to you. In the summary below, we have included references to the section numbers of the indenture so that you can easily locate these provisions. Capitalized terms used in the summary and not defined herein have the meanings specified in the indenture.

General

The indenture does not limit the amount of debt securities that we may issue. It provides that we may issue debt securities up to the principal amount that we may authorize and may be in any currency or currency unit that we may designate. Except for the limitations on consolidation, merger and sale of all or substantially all of our assets contained in the indenture, the terms of the indenture do not contain any covenants or other provisions designed to give holders of any debt securities protection against changes in our operations, financial condition or transactions involving us.

23

We may issue the debt securities issued under the indenture as “discount securities,” which means they may be sold at a discount below their stated principal amount. These debt securities, as well as other debt securities that are not issued at a discount, may be issued with “original issue discount,” or OID, for U.S. federal income tax purposes because of interest payment and other characteristics or terms of the debt securities. Material U.S. federal income tax considerations applicable to debt securities issued with OID will be described in more detail in any applicable prospectus supplement.

We will describe in the applicable prospectus supplement the terms of the series of debt securities being offered, including:

●	the title of the series of debt securities;

●	any limit upon the aggregate principal amount that may be issued;

●	the maturity date or dates;

●	the form of the debt securities of the series;

●	the applicability of any guarantees;

●	whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;

●	whether the debt securities rank as senior debt, senior subordinated debt, subordinated debt or any combination thereof, and the terms of any subordination;

●	if the price (expressed as a percentage of the aggregate principal amount thereof) at which such debt securities will be issued is a price other than the principal amount thereof, the portion of the principal amount thereof payable upon declaration of acceleration of the maturity thereof, or if applicable, the portion of the principal amount of such debt securities that is convertible into another security or the method by which any such portion shall be determined;

●	the interest rate or rates, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;

●	our right, if any, to defer payment of interest and the maximum length of any such deferral period;

●	if applicable, the date or dates after which, or the period or periods during which, and the price or prices at which, we may, at our option, redeem the series of debt securities pursuant to any optional or provisional redemption provisions and the terms of those redemption provisions;

●	the date or dates, if any, on which, and the price or prices at which we are obligated, pursuant to any mandatory sinking fund or analogous fund provisions or otherwise, to redeem, or at the holder’s option to purchase, the series of debt securities and the currency or currency unit in which the debt securities are payable;

●	the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof;

24

●	any and all terms, if applicable, relating to any auction or remarketing of the debt securities of that series and any security for our obligations with respect to such debt securities and any other terms which may be advisable in connection with the marketing of debt securities of that series;

●	whether the debt securities of the series shall be issued in whole or in part in the form of a global security or securities; the terms and conditions, if any, upon which such global security or securities may be exchanged in whole or in part for other individual securities; and the depositary for such global security or securities;

●	if applicable, the provisions relating to conversion or exchange of any debt securities of the series and the terms and conditions upon which such debt securities will be so convertible or exchangeable, including the conversion or exchange price, as applicable, or how it will be calculated and may be adjusted, any mandatory or optional (at our option or the holders’ option) conversion or exchange features, the applicable conversion or exchange period and the manner of settlement for any conversion or exchange;

●	if other than the full principal amount thereof, the portion of the principal amount of debt securities of the series which shall be payable upon declaration of acceleration of the maturity thereof;

●	additions to or changes in the covenants applicable to the particular debt securities being issued, including, among others, the consolidation, merger or sale covenant;

●	additions to or changes in the events of default with respect to the securities and any change in the right of the trustee or the holders to declare the principal, premium, if any, and interest, if any, with respect to such securities to be due and payable;

●	additions to or changes in or deletions of the provisions relating to covenant defeasance and legal defeasance;

●	additions to or changes in the provisions relating to satisfaction and discharge of the indenture;

●	additions to or changes in the provisions relating to the modification of the indenture both with and without the consent of holders of debt securities issued under the indenture;

●	the currency of payment of debt securities if other than U.S. dollars and the manner of determining the equivalent amount in U.S. dollars;

●	whether interest will be payable in cash or additional debt securities at our or the holders’ option and the terms and conditions upon which the election may be made;

●	any restrictions on transfer, sale or assignment of the debt securities of the series; and

●	any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities, any other additions or changes in the provisions of the indenture, and any terms that may be required by us or advisable under applicable laws or regulations.

Conversion or Exchange Rights

We will set forth in the applicable prospectus supplement the terms on which a series of debt securities may be convertible into or exchangeable for our common stock or our other securities. We will include provisions as to settlement upon conversion or exchange and whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of shares of our common stock or our other securities that the holders of the series of debt securities receive would be subject to adjustment.

25

Consolidation, Merger or Sale

Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the indenture will not contain any covenant that restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of our assets as an entirety or substantially as an entirety. However, any successor to or acquirer of such assets (other than a subsidiary of ours) must assume all of our obligations under the indenture or the debt securities, as appropriate.

Events of Default under the Indenture

Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the following are events of default under the indenture with respect to any series of debt securities that we may issue:

●	if we fail to pay any installment of interest on any series of debt securities, as and when the same shall become due and payable, and such default continues for a period of 90 days; provided, however, that a valid extension of an interest payment period by us in accordance with the terms of any indenture supplemental thereto shall not constitute a default in the payment of interest for this purpose;

●	if we fail to pay the principal of, or premium, if any, on any series of debt securities as and when the same shall become due and payable whether at maturity, upon redemption, by declaration or otherwise, or in any payment required by any sinking or analogous fund established with respect to such series; provided, however, that a valid extension of the maturity of such debt securities in accordance with the terms of any indenture supplemental thereto shall not constitute a default in the payment of principal or premium, if any;

●	if we fail to observe or perform any other covenant or agreement contained in the debt securities or the indenture, other than a covenant specifically relating to another series of debt securities, and our failure continues for 90 days after we receive written notice of such failure, requiring the same to be remedied and stating that such is a notice of default thereunder, from the trustee or holders of at least 25% in aggregate principal amount of the outstanding debt securities of the applicable series; and

●	if specified events of bankruptcy, insolvency or reorganization occur.

If an event of default with respect to debt securities of any series occurs and is continuing, other than an event of default specified in the last bullet point above, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series, by notice to us in writing, and to the trustee if notice is given by such holders, may declare the unpaid principal of, premium, if any, and accrued interest, if any, due and payable immediately. If an event of default specified in the last bullet point above occurs with respect to us, the principal amount of and accrued interest, if any, of each issue of debt securities then outstanding shall be due and payable without any notice or other action on the part of the trustee or any holder.

The holders of a majority in principal amount of the outstanding debt securities of an affected series may waive any default or event of default with respect to the series and its consequences, except defaults or events of default regarding payment of principal, premium, if any, or interest, unless we have cured the default or event of default in accordance with the indenture. Any waiver shall cure the default or event of default.

Subject to the terms of the indenture, if an event of default under an indenture shall occur and be continuing, the trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the trustee reasonable indemnity. The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the debt securities of that series, provided that:

●	the direction so given by the holder is not in conflict with any law or the applicable indenture; and

26

●	subject to its duties under the Trust Indenture Act of 1939 (“Trust Indenture Act”), the trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

A holder of the debt securities of any series will have the right to institute a proceeding under the indenture or to appoint a receiver or trustee, or to seek other remedies only if:

●	the holder has given written notice to the trustee of a continuing event of default with respect to that series;

●	the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made written request;

●	such holders have offered to the trustee indemnity satisfactory to it against the costs, expenses and liabilities to be incurred by the trustee in compliance with the request; and

●	the trustee does not institute the proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series other conflicting directions within 90 days after the notice, request and offer.

These limitations do not apply to a suit instituted by a holder of debt securities if we default in the payment of the principal, premium, if any, or interest on, the debt securities.

We will periodically file statements with the trustee regarding our compliance with specified covenants in the indenture.

Modification of Indenture; Waiver

We and the trustee may change an indenture without the consent of any holders with respect to specific matters:

●	to cure any ambiguity, defect or inconsistency in the indenture or in the debt securities of any series;

●	to comply with the provisions described above under “Description of Debt Securities—Consolidation, Merger or Sale;”

●	to provide for uncertificated debt securities in addition to or in place of certificated debt securities;

●	to add to our covenants, restrictions, conditions or provisions such new covenants, restrictions, conditions or provisions for the benefit of the holders of all or any series of debt securities, to make the occurrence, or the occurrence and the continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default or to surrender any right or power conferred upon us in the indenture;

●	to add to, delete from or revise the conditions, limitations, and restrictions on the authorized amount, terms, or purposes of issue, authentication and delivery of debt securities, as set forth in the indenture;

●	to make any change that does not adversely affect the interests of any holder of debt securities of any series in any material respect;

●	to provide for the issuance of and establish the form and terms and conditions of the debt securities of any series as provided above under “Description of Debt Securities—General” to establish the form of any certifications required to be furnished pursuant to the terms of the indenture or any series of debt securities, or to add to the rights of the holders of any series of debt securities;

27

●	to evidence and provide for the acceptance of appointment under any indenture by a successor trustee; or

●	to comply with any requirements of the SEC in connection with the qualification of any indenture under the Trust Indenture Act.

In addition, under the indenture, the rights of holders of a series of debt securities may be changed by us and the trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series that is affected. However, unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, we and the trustee may make the following changes only with the consent of each holder of any outstanding debt securities affected:

●	extending the fixed maturity of any debt securities of any series;

●	reducing the principal amount, reducing the rate of or extending the time of payment of interest, or reducing any premium payable upon the redemption of any series of any debt securities; or

●	reducing the percentage of debt securities, the holders of which are required to consent to any amendment, supplement, modification or waiver.

Discharge

Each indenture provides that we can elect to be discharged from our obligations with respect to one or more series of debt securities, except for specified obligations, including obligations to:

●	provide for payment;

●	register the transfer or exchange of debt securities of the series;

●	replace stolen, lost or mutilated debt securities of the series;

●	pay principal of and premium and interest on any debt securities of the series;

●	maintain paying agencies;

●	hold monies for payment in trust;

●	recover excess money held by the trustee;

●	compensate and indemnify the trustee; and

●	appoint any successor trustee.

In order to exercise our rights to be discharged, we must deposit with the trustee money or government obligations sufficient to pay all the principal of, any premium, if any, and interest on, the debt securities of the series on the dates payments are due.

Form, Exchange and Transfer

We will issue the debt securities of each series only in fully registered form without coupons and, unless we provide otherwise in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple thereof. The indenture provides that we may issue debt securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company, or DTC, or another depositary named by us and identified in the applicable prospectus supplement with respect to that series. To the extent the debt securities of a series are issued in global form and as book-entry, a description of terms relating to any book-entry securities will be set forth in the applicable prospectus supplement.

28

At the option of the holder, subject to the terms of the indenture and the limitations applicable to global securities described in the applicable prospectus supplement, the holder of the debt securities of any series can exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

Subject to the terms of the indenture and the limitations applicable to global securities set forth in the applicable prospectus supplement, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the debt securities that the holder presents for transfer or exchange, we will impose no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.

We will name in the applicable prospectus supplement the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

If we elect to redeem the debt securities of any series, we will not be required to:

●	issue, register the transfer of, or exchange any debt securities of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of the mailing; or

●	register the transfer of or exchange any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities we are redeeming in part.

Information Concerning the Trustee

The trustee, other than during the occurrence and continuance of an event of default under an indenture, undertakes to perform only those duties as are specifically set forth in the applicable indenture. Upon an event of default under an indenture, the trustee must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the trustee is under no obligation to exercise any of the powers given it by the indenture at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.

Payment and Paying Agents

Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.

We will pay principal of and any premium and interest on the debt securities of a particular series at the office of the paying agents designated by us, except that unless we otherwise indicate in the applicable prospectus supplement, we will make interest payments by check that we will mail to the holder or by wire transfer to certain holders. Unless we otherwise indicate in the applicable prospectus supplement, we will designate the corporate trust office of the trustee as our sole paying agent for payments with respect to debt securities of each series. We will name in the applicable prospectus supplement any other paying agents that we initially designate for the debt securities of a particular series. We will maintain a paying agent in each place of payment for the debt securities of a particular series.

29

All money we pay to a paying agent or the trustee for the payment of the principal of or any premium or interest on any debt securities that remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the debt security thereafter may look only to us for payment thereof.

Governing Law

The indenture and the debt securities will be governed by and construed in accordance with the internal laws of the State of New York, except to the extent that the Trust Indenture Act is applicable.

DESCRIPTION OF UNITS

The following description, together with the additional information we include in any applicable prospectus supplement, summarizes the material terms and provisions of the units that we may offer under this prospectus. Units may be offered independently or together with common stock, preferred stock, debt securities and/or warrants offered by any prospectus supplement, and may be attached to or separate from those securities. While the terms we have summarized below will generally apply to any future units that we may offer under this prospectus, we will describe the particular terms of any series of units that we may offer in more detail in the applicable prospectus supplement. The terms of any units offered under a prospectus supplement may differ from the terms described below.

We will incorporate by reference into the registration statement of which this prospectus forms a part the form of unit agreement, including a form of unit certificate, if any, that describes the terms of the series of units we are offering before the issuance of the related series of units. The following summaries of material provisions of the units, and the unit agreements, are subject to, and qualified in their entirety by reference to, all the provisions of the unit agreement applicable to a particular series of units. We urge you to read the applicable prospectus supplements related to the units that we sell under this prospectus, as well as the complete unit agreements that contain the terms of the units.

General

We may issue units comprised of one or more shares of our common stock or preferred stock, debt securities and warrants in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

We will describe in the applicable prospectus supplement the terms of the series of units, including:

●	the designation and terms of the units and of the securities comprising the units, including whether, and under what circumstances, those securities may be held or transferred separately;

●	the rights and obligations of the unit agent, if any;

●	any provisions of the governing unit agreement that differ from those described below; and

●	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units.

The provisions described in this section, as well as those described under “Description of Capital Stock,” “Description of Our Common Stock,” “Description of Debt Securities” and “Description of Warrants,” will apply to each unit and to any common stock, preferred stock, debt securities or warrants included in each unit, respectively.

Issuance in Series

We may issue units in such amounts and in numerous distinct series as we determine.

30

LEGAL OWNERSHIP OF SECURITIES

We may issue securities in registered form or in the form of one or more global securities. We describe global securities in greater detail below. We refer to those persons who have securities registered in their own names on the books that we or any applicable trustee, depositary or warrant agent maintain for this purpose as the “holders” of those securities. These persons are the legal holders of the securities. We refer to those persons who, indirectly through others, own beneficial interests in securities that are not registered in their own names, as “indirect holders” of those securities. As we discuss below, indirect holders are not legal holders, and investors in securities issued in book-entry form or in street name will be indirect holders.

Book-Entry Holders

We may issue securities in book-entry form only, as we will specify in the applicable prospectus supplement. This means securities may be represented by one or more global securities registered in the name of a financial institution that holds them as depositary on behalf of other financial institutions that participate in the depositary’s book-entry system. These participating institutions, which are referred to as participants, in turn, hold beneficial interests in the securities on behalf of themselves or their customers.

Only the person in whose name a security is registered is recognized as the holder of that security. Securities issued in global form will be registered in the name of the depositary or its participants. Consequently, for securities issued in global form, we will recognize only the depositary as the holder of the securities, and we will make all payments on the securities to the depositary. The depositary passes along the payments it receives to its participants, which in turn pass the payments along to their customers who are the beneficial owners. The depositary and its participants do so under agreements they have made with one another or with their customers; they are not obligated to do so under the terms of the securities.

As a result, investors in a global security will not own securities directly. Instead, they will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary’s book-entry system or holds an interest through a participant. As long as the securities are issued in global form, investors will be indirect holders, and not legal holders, of the securities.

Street Name Holders

We may terminate a global security or issue securities in non-global form. In these cases, investors may choose to hold their securities in their own names or in “street name.” Securities held by an investor in street name would be registered in the name of a bank, broker or other financial institution that the investor chooses, and the investor would hold only a beneficial interest in those securities through an account he or she maintains at that institution.

For securities held in street name, we or any applicable trustee or depositary will recognize only the intermediary banks, brokers and other financial institutions in whose names the securities are registered as the holders of those securities, and we or any applicable trustee or depositary will make all payments on those securities to them. These institutions pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so. Investors who hold securities in street name will be indirect holders, not holders, of those securities.

Legal Holders

Our obligations, as well as the obligations of any applicable trustee and of any third parties employed by us or a trustee, run only to the legal holders of the securities. We do not have obligations to investors who hold beneficial interests in global securities, in street name or by any other indirect means. This will be the case whether an investor chooses to be an indirect holder of a security or has no choice because we are issuing the securities only in global form.

31

For example, once we make a payment or give a notice to the holder, we have no further responsibility for the payment or notice even if that holder is required, under agreements with depositary participants or customers or by law, to pass it along to the indirect holders but does not do so. Similarly, we may want to obtain the approval of the holders to amend an indenture, to relieve us of the consequences of a default or of our obligation to comply with a particular provision of the indenture or for other purposes. In such an event, we would seek approval only from the holders, and not the indirect holders, of the securities. Whether and how the holders contact the indirect holders is up to the holders.

Special Considerations for Indirect Holders

If you hold securities through a bank, broker, or other financial institution, either in book-entry form because the securities are represented by one or more global securities or in street name, you should check with your own institution to find out:

●	the performance of third-party service providers;

●	how it handles securities payments and notices;

●	whether it imposes fees or charges;

●	how it would handle a request for the holders’ consent, if ever required;

●	whether and how you can instruct it to send you securities registered in your own name so you can be a holder, if that is permitted in the future;

●	how it would exercise rights under the securities if there were a default or other event triggering the need for holders to act to protect their interests; and

●	if the securities are in book-entry form, how the depositary’s rules and procedures will affect these matters.

Global Securities

A global security is a security that represents one or any other number of individual securities held by a depositary. Generally, all securities represented by the same global securities will have the same terms.

Each security issued in book-entry form will be represented by a global security that we deposit with and register in the name of a financial institution or its nominee that we select. The financial institution that we select for this purpose is called the depositary. Unless we specify otherwise in the applicable prospectus supplement, DTC will be the depositary for all securities issued in book-entry form.

A global security may not be transferred to or registered in the name of anyone other than the depositary, its nominee or a successor depositary, unless special termination situations arise. We describe those situations below under “Special Situations When a Global Security Will Be Terminated.” As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and holder of all securities represented by a global security, and investors will be permitted to own only beneficial interests in a global security. Beneficial interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that does. Thus, an investor whose security is represented by a global security will not be a holder of the security, but only an indirect holder of a beneficial interest in the global security.

If the prospectus supplement for a particular security indicates that the security will be issued in global form only, then the security will be represented by a global security at all times unless and until the global security is terminated. If termination occurs, we may issue the securities through another book-entry clearing system or decide that the securities may no longer be held through any book-entry clearing system.

32

Special Considerations for Global Securities

The rights of an indirect holder relating to a global security will be governed by the account rules of the investor’s financial institution and of the depositary, as well as general laws relating to securities transfers. We do not recognize an indirect holder as a holder of securities and instead deal only with the depositary that holds the global security.

If securities are issued only in the form of a global security, an investor should be aware of the following:

●	an investor cannot cause the securities to be registered in his or her name, and cannot obtain non-global certificates for his or her interest in the securities, except in the special situations we describe below;

●	an investor will be an indirect holder and must look to his or her own bank or broker for payments on the securities and protection of his or her legal rights relating to the securities, as we describe above;

●	an investor may not be able to sell interests in the securities to some insurance companies and to other institutions that are required by law to own their securities in non-book-entry form;

●	an investor may not be able to pledge his or her interest in a global security in circumstances where certificates representing the securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective;

●	the depositary’s policies, which may change from time to time, will govern payments, transfers, exchanges and other matters relating to an investor’s interest in a global security;

●

we and any applicable trustee have no responsibility for any aspect of the depositary’s actions or for its records of ownership interests in a global security, nor do we or any applicable trustee supervise the depositary in any way;

●	the depositary may, and we understand that DTC will, require that those who purchase and sell interests in a global security within its book-entry system use immediately available funds, and your broker or bank may require you to do so as well; and

●	financial institutions that participate in the depositary’s book-entry system, and through which an investor holds its interest in a global security, may also have their own policies affecting payments, notices and other matters relating to the securities.

There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the actions of any of those intermediaries.

Special Situations When a Global Security Will Be Terminated

In a few special situations described below, the global security will terminate and interests in it will be exchanged for physical certificates representing those interests. After that exchange, the choice of whether to hold securities directly or in street name will be up to the investor. Investors must consult their own banks or brokers to find out how to have their interests in securities transferred to their own name, so that they will be direct holders. We have described the rights of holders and street name investors above.

Unless we provide otherwise in the applicable prospectus supplement, the global security will terminate when the following special situations occur:

●	if the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary for that global security and we do not appoint another institution to act as depositary within 90 days;

●	if we notify any applicable trustee that we wish to terminate that global security; or

●	if an event of default has occurred with regard to securities represented by that global security and has not been cured or waived.

The applicable prospectus supplement may also list additional situations for terminating a global security that would apply only to the particular series of securities covered by the applicable prospectus supplement. When a global security terminates, the depositary, and not we or any applicable trustee, is responsible for deciding the names of the institutions that will be the initial direct holders.

33

PLAN OF DISTRIBUTION

We may sell the securities from time to time pursuant to underwritten public offerings, direct sales to the public, negotiated transactions, block trades or a combination of these methods. We may sell the securities to or through underwriters or dealers, through agents, or directly to one or more purchasers. We may distribute securities from time to time in one or more transactions:

●	at a fixed price or prices, which may be changed;

●	at market prices prevailing at the time of sale;

●	at prices related to such prevailing market prices; or

●	at negotiated prices.

A prospectus supplement or supplements (and any related free writing prospectus that we may authorize to be provided to you) will describe the terms of the offering of the securities, including, to the extent applicable:

●	the name or names of the underwriters, if any;

●	the purchase price of the securities or other consideration therefor, and the proceeds, if any, we will receive from the sale;

●	any options under which underwriters may purchase additional securities from us;

●	any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;

●	any public offering price;

●	any discounts or concessions allowed or reallowed or paid to dealers; and

●	any securities exchange or market on which the securities may be listed.

Only underwriters named in the prospectus supplement will be underwriters of the securities offered by the prospectus supplement.

If underwriters are used in the sale, they will acquire the securities for their own account and may resell the securities from time to time in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. We may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Subject to certain conditions, the underwriters will be obligated to purchase all of the securities offered by the prospectus supplement, other than securities covered by any option to purchase additional securities from us. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may change from time to time. We may use underwriters with whom we have a material relationship. We will describe in the prospectus supplement, naming the underwriter, the nature of any such relationship.

We may sell securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities and we will describe any commissions we will pay the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, our agent will act on a best-efforts basis for the period of its appointment.

34

We may authorize agents or underwriters to solicit offers by certain types of institutional investors to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in the prospectus supplement.

We may provide agents and underwriters with indemnification against civil liabilities, including liabilities under the Securities Act of 1933, as amended (“Securities Act”), or contribution with respect to payments that the agents or underwriters may make with respect to these liabilities. Agents and underwriters may engage in transactions with, or perform services for, us in the ordinary course of business.

All securities we may offer, other than common stock, will be new issues of securities with no established trading market. Any underwriters may make a market in these securities, but will not be obligated to do so and may discontinue any market making at any time without notice. We cannot guarantee the liquidity of the trading markets for any securities.

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, the validity of the issuance of the securities offered hereby will be passed upon for us by Carmel, Milazzo & Feil LLP located in New York, New York. Additional legal matters may be passed upon for us or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS

Haynie & Company, our independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2021, as set forth in their report, which is incorporated by reference in this prospectus and elsewhere in the registration statement of which this prospectus forms a part. Our consolidated financial statements are incorporated by reference in reliance on Haynie & Company’s report, given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of the registration statement on Form S-3 that we filed with the Commission under the Securities Act and does not contain all of the information set forth in the registration statement. Whenever a reference is made in this prospectus to any of our contracts, agreements or other documents, the reference may not be complete and you should refer to the exhibits that are part of the registration statement or the exhibits to the reports or other document incorporated into this prospectus for a copy of such contract agreement or other document. Because we are subject to the information and reporting requirements under the Exchange Act, we file annual, quarterly and current reports, proxy statements and other information with the Commission. Our filings with the Commission are available to the public over the Commission’s website at www.sec.gov. Our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, including any amendments to those reports, and other information that we file with or furnish to the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act can also be accessed free of charge on our website. You may also read and copy any document we file with the SEC at its public reference facility at 100 F Street, N.E., Washington, D.C., 20549, on official business days during the hours of 10 a.m. to 3 p.m. You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Washington, D.C., 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facility. In addition, you can find more information about us on our website at worksport.com. Information contained on or accessible through our website is not a part of this prospectus and is not incorporated by reference herein, and the inclusion of our website address in this prospectus is an inactive textual reference only.

35

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information that we file with it into this prospectus, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus. The information incorporated by reference into this prospectus is deemed to be part of this prospectus, and any information filed with the SEC after the date of this prospectus will automatically be deemed to update and supersede information contained in this prospectus and any accompanying prospectus supplement.

The following documents previously filed with the SEC are incorporated by reference in this prospectus:

●	The Registrant’s Annual Report on Form 10-K for the year ended December 31, 2021, filed with the SEC on March 31, 2022;

●	The Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2022, filed with the SEC on May 23, 2022;

●	The Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2022, filed with the SEC on August 19, 2022;

●	The Registrant’s Current Report on Form 8-K filed with the SEC on May 11, 2022, to the extent the information in such report is filed and not furnished; and

●	The Registrant’s Preliminary Schedule 14A filed with the SEC on September 23, 2022; and

●	The description of the Registrant’s common stock, which is contained in a registration statement on Form 8-A12B filed with the SEC on July 27, 2021 under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

All filings filed by us pursuant to the Exchange Act after the date of the initial filing of the registration statement of which this prospectus is a part and prior to effectiveness of the registration statement shall be deemed to be incorporated by reference into this prospectus.

We also incorporate by reference all additional documents that we file with the Securities and Exchange Commission under the terms of Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act that are made after the date of the initial registration statement but prior to effectiveness of the registration statement and after the date of this prospectus but prior to the termination of the offering of the securities covered by this prospectus. We are not, however, incorporating, in each case, any documents or information that we are deemed to furnish and not file in accordance with Securities and Exchange Commission rules.

You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. You should assume that the information appearing in this prospectus is accurate only as of the date of this prospectus. Our business, financial condition, results of operations and prospects may have changed since that date.

Any statement contained in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for the purposes of this prospectus to the extent that a statement contained herein, or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein, modifies or supersedes that statement. The modifying or superseding statement need not state it has modified or superseded a prior statement or include any other information set forth in the document that it modifies or supersedes. The making of a modifying or superseding statement is not an admission for any purposes that the modified or superseded statement, when made, constituted a misrepresentation, an untrue statement of a material fact or an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You may request, and we will provide you with, a copy of these filings, at no cost, by calling us at (888) 554-8789 or by writing to us at the following address:

Worksport Ltd.

55 East Beaver Creek Road, Unit 40

Richmond Hill, Ontario, Canada L4B 1E5

Attn: Steven Rossi, Chief Executive Officer

36

2,372,240 Shares of Common Stock

1,477,892 Pre-Funded Warrants to Purchase One Share of Common Stock

Worksport Ltd.

PROSPECTUS SUPPLEMENT

March 18, 2024